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                                                                     EXHIBIT 2.1

                      Agreement and Plan of Reorganization

                                      among

                             Keynote Systems, Inc.,


                     Roadrunner Acquisition Corporation and

                                  Velogic, Inc.







                                                                     May 9, 2000

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

                      AGREEMENT AND PLAN OF REORGANIZATION

           This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of May 9, 2000 (the "Agreement Date") by and among Keynote Systems, Inc., a Delaware corporation ("Keynote"), Roadrunner Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of Keynote ("Sub"), and Velogic, Inc., a California corporation ("Velogic").

                                    Recitals

           A. The parties intend that, Sub will be merged with and into Velogic in a reverse triangular merger, with Velogic to be the surviving corporation (the "Merger"), all pursuant to the terms and conditions of this Agreement and applicable law. The parties also intend for the Merger to be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be treated as a "purchase" transaction for accounting purposes.

           B. Upon the Effective Time of the Merger, and subject to the terms and conditions hereof, (i) the shares of capital stock of Velogic that are outstanding immediately prior to the effectiveness of the Merger will be converted into shares of Keynote Common Stock (as defined in Section 1.4), (ii) options, warrants and other rights to purchase Velogic capital stock (other than the Notes and the Note Warrants, as defined in Section 2.4) that are outstanding immediately prior to the effectiveness of the Merger will be converted into options, warrants and other rights to purchase Keynote Common Stock, and (iii) Sub will be merged with and into Velogic, in each case, as provided in this Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                   ARTICLE 1
                               CERTAIN DEFINITIONS

           As used in this Agreement, the following terms will have the meanings set forth below:

           1.1 "Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Merger Shares by (b) the Velogic Fully Diluted Share Number.

           1.2 "Keynote Ancillary Agreements" means, collectively, each certificate to be delivered by Keynote or an officer or officers of Keynote at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which Keynote is to enter into as a party thereto pursuant to this Agreement.

           1.3 "Keynote Average Price Per Share" means $51.77 per share, the average closing price of Keynote Common Stock on the Nasdaq Stock Market for the ten consecutive trading days prior to the day before the Agreement date.

           1.4 "Keynote Common Stock" means Keynote Common Stock, par value $0.01 per share.

           1.5 The "Effective Time" means the date and time on which the Merger first becomes legally effective under the laws of the States of Delaware and California as a result of the filing with the Delaware and California Secretaries of State of Certificates of Merger in substantially the forms attached hereto as Exhibit A-1 and Exhibit A-2 (the "Certificates of Merger")
                   -----------     -----------
and any
required related certificates pursuant to, and in conformity with, the requirements of Section 252 of the Delaware General Corporation Law ("Delaware Law") and Section 1103 of the California Corporations Code ("California Law").

           1.6 "Encumbrance" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind in respect of such asset.

           1.7 "knowledge," when used with reference to (a) an individual, means the actual knowledge after reasonable inquiry of such individual, or (b) a person that is not an individual, means the collective actual knowledge of the officers and directors of such party, after reasonable inquiry of the employees and agents of such party.

           1.8 "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

           1.9 "Material Adverse Change" or "Material Adverse Effect," when used with reference to any entity or group of related entities, means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events or changes are inconsistent with the representations or warranties made by such party in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, employees, assets (including intangible assets), business, operations or results of operations of such entity and its subsidiaries, taken as a whole; provided, that in no event shall (a) a change in the price of the publicly traded stock of Keynote; (b) conditions affecting the industry generally in which Keynote operates or the U.S. economy as a whole; (c) continuing losses of Keynote, provided, that such losses do not materially increase between the Agreement Date and the Closing constitute, in and of itself, a Material Adverse Change or Material Adverse Effect in Keynote; provided further, that in no event shall (a) conditions affecting the industry generally in which Velogic operates or the U.S. economy as a whole; (b) continuing losses of Velogic, provided, that such losses do not materially increase between the Agreement Date and the Closing; or (c) any effect on Velogic directly resulting from actions not taken by Velogic pursuant to Section 5.3 due to prior written consent not being provided by Keynote following a written request from Velogic to Keynote to undertake such actions, constitute, in and of itself, a Material Adverse Change or Material Adverse Effect in Velogic.

           1.10 "Merger Shares" means a number of shares of Keynote Common Stock equal to the difference between (a) 850,000 shares of Keynote Common Stock (adjusted to reflect any stock split, stock dividend, combination or other change in Keynote Common Stock after the date of this agreement) minus (b) the quotient of (i) $1,000,000 divided by (ii) the Keynote Average Price Per Share, subject to adjustment as provided in Section 11.8.

           1.11 "Percentage Interests" means the respective percentages of the total number of shares of Velogic Common Stock and Velogic Preferred Stock (on an as converted to Velogic common stock basis) held by each of the Velogic Shareholders, determined immediately prior to the Effective Time, after all exercises and conversions of Velogic Warrants and Velogic Options that are exercised or converted prior to the Effective Time.

           1.12 "person" means any individual, corporation (including any not-for-profit corporation), partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

           1.13 "Principal Velogic Shareholders" means, collectively, those shareholders of Velogic set forth on Schedule 1.13 to the Velogic Disclosure
                                     -------------
Letter.

           1.14 "Sub Ancillary Agreements" means, collectively, each certificate to be delivered by Sub or an officer or officers of Sub at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which Sub is to enter into as a party thereto pursuant to this Agreement.

           1.15 "Termination Date" means June 30, 2000.

           1.16 "Velogic Ancillary Agreements" means, collectively, the Certificates of Merger, each certificate to be delivered by Velogic or an officer or officers of Velogic at the Closing pursuant to Article 9 of this Agreement, and each other agreement (other than this Agreement) which Velogic is to enter into as a party thereto pursuant to this Agreement.

           1.17 "Velogic Common Stock" means common stock, $0.001 par value per share, of Velogic.

           1.18 "Velogic Fully Diluted Share Number" means the aggregate number of shares of Velogic Common Stock, Velogic Preferred Stock, Velogic Options and Velogic Warrants (each, on a fully exercised and converted to Common Stock basis) that are issued and outstanding at the Effective Time.

           1.19 "Velogic Options" shall have the meaning given in Section 2.3 of this Agreement.

           1.20 "Velogic Preferred Stock" means Series A Preferred Stock, $0.001 par value per share, of Velogic.

           1.21 "Velogic Shareholders" means the record holders of issued and outstanding Velogic Common Stock and Velogic Preferred Stock immediately prior to the Effective Time of the Merger.

           1.22 "Velogic Warrants" shall have the meaning given in Section 2.4 of this Agreement.

           Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 will have the meanings assigned to such terms in this Agreement.

                                   ARTICLE 2
                             Plan of Reorganization

     2.1  Conversion of Shares.
          --------------------

               2.1.1  Conversion of Sub Stock. At the Effective Time, each share
                      -----------------------
of Sub common stock that is issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and without the need for any further action on the part of the holder thereof, be converted into and become one (1) share of Velogic Common Stock that is issued and outstanding immediately after the Effective Time, and the shares of Velogic Common Stock into which the shares of Sub Common Stock are so converted in the Merger will be the only shares of capital stock of Velogic that are issued and outstanding immediately after the Effective Time.

               2.1.2  Conversion of Velogic Common Stock and Velogic Preferred
                      --------------------------------------------------------
Stock. Subject to the terms and conditions of this Agreement, at the Effective
-----
Time, each share of Velogic Common Stock and of Velogic Preferred Stock that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of shares (or fraction of a share) of Keynote Common Stock that is equal to the Conversion Number plus, if applicable, the number of shares as provided for in Schedule 2.1.2 to this Agreement. The preceding provisions of this Section 2.1.2 are subject to the provisions of
Section 2.1.3 (regarding rights of holders of Dissenting Shares), Section 2.1.4 (regarding the elimination of fractional shares of Keynote Common Stock) and
Section 2.5 (regarding the withholding of Escrow Shares).

               2.1.3  Dissenting Shares. Holders of shares of Velogic Common
                      -----------------
Stock who have complied with all requirements for perfecting shareholders' rights of appraisal, as set forth in Section 1301 of California Law, shall be entitled to their rights under the California Law with respect to such shares ("Dissenting Shares") and such Dissenting Shares will not be converted into
                                                      ---
shares of Keynote Common Stock in the Merger; provided, however, that shares of
                                              --------  -------
the capital stock of Velogic that are outstanding immediately prior to the Effective Time of the Merger and with respect to which dissenting shareholders' rights of appraisal under the California have not been properly perfected will, when such dissenting shareholders' rights can no longer be legally exercised under the California Law, be converted into Keynote Common Stock as provided in
Section 2.1.2.

               2.1.4  Fractional Shares. No fractional shares of Keynote Common
                      -----------------
Stock will be issued in connection with the Merger. In lieu thereof, each holder of Velogic Common Stock who would otherwise be entitled to receive a fraction of a share of Keynote Common Stock pursuant to Section 2.1.2, computed after aggregating all shares of Keynote Common Stock to be received by such holder pursuant to Section 2.1.2, will instead receive from Keynote, upon surrender of such holder's Velogic Certificates (as such term is defined in Section 7.2.1) pursuant to Article 7 hereof, an amount of cash (rounded to the nearest cent) equal to the product obtained by multiplying (a) the Keynote Average Price Per Share by (b) the fraction of a share of Keynote Common Stock that such holder would otherwise have been entitled to receive.

               2.1.5  Continuation of Vesting and Repurchase Rights. If any
                      ---------------------------------------------
shares of Velogic Common Stock outstanding immediately prior to the Effective Time are at the Effective Time unvested or are subject to a repurchase option (other than a right of first refusal) or any other condition providing that such shares may be forfeited to Velogic upon any termination of the shareholder's employment, directorship or other relationship with Velogic (and/or any affiliate of Velogic) under the terms of any restricted stock purchase agreement, stock option agreement (including any stock option agreement under the Velogic Plan (as defined in Section 2.3 below)) or other agreement with Velogic ("Unvested Velogic Shares"), then such repurchase option or other condition shall be assigned to Keynote and the shares of Keynote Common Stock issued upon the conversion of such Unvested Velogic Shares in the Merger will continue to be unvested and will continue to be subject to the same repurchase options or conditions, as applicable, immediately following the Effective Time as they were subject to immediately prior to the Effective Time. The certificates representing such shares of Keynote Common Stock shall accordingly be marked with appropriate legends noting such repurchase options or other conditions. Velogic shall take all actions that may be necessary to ensure that, from and after the Effective Time, Keynote is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement (other than a right of first refusal).

               2.2  Adjustments for Capital Changes. Notwithstanding the
                    -------------------------------
provisions of Section 2.1, if Keynote recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of Keynote Common Stock into a greater number of such shares or a combination (or reverse stock split) of any of its outstanding shares of Keynote Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of Keynote Common Stock into the same or a different number of shares of other classes or series of Keynote stock (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend or other distribution on its outstanding shares payable in shares of Keynote Common Stock in shares or securities convertible into shares of Keynote Common Stock and/or other Keynote equity securities (each, a "Capital Change"), at any time after the Agreement Date and prior to the Effective Time, then the Keynote Average Price Per Share and the Conversion Number will be proportionally and equitably adjusted.

          2.3  Velogic Options. At the Effective Time, all outstanding options
               ---------------
(collectively, "Velogic Options") to purchase Velogic Common Stock, including all Velogic Options granted under Velogic's 1998 Stock Option Plan (the "Velogic Plan") will be assumed by Keynote and Velogic's repurchase right with respect to any unvested shares of Velogic Common Stock acquired upon the exercise of Velogic Options shall be assigned to Keynote. Each Velogic Option so assumed by Keynote shall be entitled, in accordance with the terms of such option, to purchase after the Effective Time that number of shares of Keynote Common Stock, determined by multiplying (a) the number of shares of Velogic Common Stock subject to such Velogic Option at the Effective Time by (b) the Conversion Number, and the exercise price per share for each such assumed Option will equal the exercise price of the Velogic Option immediately prior to the Effective Time divided by the Conversion Number. Holders of Velogic Options at the Effective Time shall be entitled to receive a portion of any Earnout Amount (as defined in Schedule 2.1.2 to this Agreement) as provided in Schedule 2.1.2 to this Agreement. If the foregoing calculation results in an assumed Velogic Option being exercisable (i) for a fraction of a share of Keynote Common Stock, then the number of shares of Keynote Common Stock subject to such option will be rounded down to the nearest whole number of shares of Keynote Common Stock, or (b) for a fraction of a cent, then the exercise price of such Velogic Option will be rounded up to the nearest cent. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422A of the Code, if applicable, and all other terms of the Velogic Options will otherwise be unchanged. Continuous employment with Velogic will be credited to an optionee for purposes of determining the number of shares that are vested after the Effective Time.

          2.4  Velogic Warrants. At the Effective Time, all then outstanding
               ----------------
warrants or rights to purchase or otherwise acquire securities that are exercisable or convertible, ultimately or potentially, into any Velogic Common Stock (each, a "Velogic Warrant"), excluding the $2.0 million principal amount of promissory notes dated March 9, 2000 (the "Notes") together with the warrants issued in connection therewith (the "Note Warrants") which Notes will become due and payable and which Note Warrants will be cancelled at the Closing as provided in Section 9.20, shall by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Keynote and converted into a warrant or like security (each, a "Keynote Warrant") to purchase that number of shares of Keynote Common Stock determined by multiplying (a) the number of shares of Velogic Common Stock that are subject to such Velogic Warrant immediately prior to the Effective Time by (b) the Conversion Number, at an exercise price per share of such Keynote Common Stock equal to the exercise price per share of Velogic Common Stock that was in effect for such Velogic Warrant immediately prior to the Effective Time divided by the Conversion Number. If the foregoing calculation results in an assumed Velogic Warrant being exercisable (a) for a fraction of a share of Keynote Common Stock, then the number of shares of Keynote Common Stock subject to such Keynote Warrant will be rounded up to the nearest whole number of shares of Keynote Common Stock, or (b) for a fraction of a cent, then the exercise price of such Velogic Warrant will be rounded up to the nearest cent. The exercisability period and other terms and conditions of the Velogic Warrants will remain unchanged.

          2.5  Escrow of Shares. At the Effective Time, Keynote will withhold
               ----------------
from the shares of Keynote Common Stock to be issued to Velogic Shareholders in the Merger upon conversion of their Velogic Common Stock and Velogic Preferred Stock pursuant to Section 2.1.2 above, twenty percent (20%) of the shares of Keynote Common Stock issued to such Velogic Shareholders pursuant to Section
2.1.2 (such withheld shares of Keynote Common Stock and any dividends or distributions received in respect of such shares of Keynote Common Stock, being hereinafter referred to as the "Escrow Shares"), and will hold the certificates representing such Escrow Shares as security for the Velogic Shareholders' indemnification obligations for Damages (as defined in Section 11.2) under
Article 11 hereof. The Escrow Shares will be represented by a certificate or certificates issued in the names of each Velogic Shareholder in proportion to each such shareholder's interest therein and will be held by Keynote, subject to the terms and conditions of Article 11 hereof, until the Release Date (as defined in Section 11.1 hereof).

          2.6  Effects of the Merger. At and upon the Effective Time of the
               ---------------------
Merger:

               (a) the separate existence of Sub will cease and Sub will be merged with and into Velogic, and Velogic will be the surviving corporation of the Merger (sometimes hereinafter referred to as the "Surviving Corporation") pursuant to the terms of this Agreement and the Certificates of Merger;

               (b) the Certificate of Incorporation of Sub will be the Articles of Incorporation of the Surviving Corporation immediately after the Effective Time;

               (c) the Bylaws of Sub will be the Bylaws of the Surviving Corporation immediately after the Effective Time;

               (d) each share of Velogic Common Stock and of Velogic Preferred Stock that is outstanding immediately prior to the Effective Time will be converted as provided in this Article 2;

               (e) each Velogic Option and Velogic Warrant that is outstanding immediately prior to the Effective Time will be assumed and converted as provided in this Article 2;

               (f) each share of Sub common stock that is outstanding immediately prior to the Effective Time will be converted into one (1) share of Velogic Common Stock as provided in Section 2.1.1;

               (g) the officers of the Surviving Corporation immediately after the Effective Time will be those individuals who were the officers of Sub immediately prior to the Effective Time, and each such individual shall, immediately after the Effective Time, hold the same office or offices of the Surviving Corporation as the office or offices that such individual held with Sub immediately prior to the Effective Time;

               (h) the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time will be the members of the Board of Directors of Sub immediately prior to the Effective Time; and

               (i) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

          2.7  Securities Law Issues; Registration Rights. Keynote shall issue
               ------------------------------------------
the shares of Keynote Common Stock to be issued to the Velogic Shareholders in the Merger pursuant to Section 2.1.2 and to be issuable to holders of Velogic Warrants pursuant to Section 2.4 pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated under the Securities Act and the exemption from qualification under the laws of the State of California and other applicable state securities laws. Keynote and Velogic shall comply with all applicable provisions of, and rules under, the Securities Act in connection with offering and issuance of shares of Keynote Common Stock in the Merger. Keynote will cause to be filed with the SEC a shelf registration statement on Form S-3 providing for the resale by the Velogic Shareholders of the shares of Keynote Common Stock issued to them in the Merger pursuant to Section 2.1.2 hereof, pursuant to the terms and conditions of Article 12 hereof.

          2.8  Tax-Free Reorganization. The parties intend to adopt this
               -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of

Section 368(a) of the Code. Each of the parties hereto agrees to cooperate in order to qualify the transaction as a tax-free reorganization, and to report the Merger for federal and state income tax purposes in a manner consistent with such characterization. Each party hereto represents and warrants to the other parties that it has not taken any action or knows of any fact, agreement or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under Section 368(a) to the Code. From and after the Effective Time, neither Keynote, Sub nor Velogic shall take any action that could reasonably be expected to cause the Merger not to be treated as reorganization under Section 368(a) of the Code. Keynote, Sub and Velogic covenant to each other that neither Keynote, Sub nor Velogic nor any of their respective subsidiaries has taken or will take any such action inconsistent with any representation, warranty, or covenant made or to be made in connection with opinions to be delivered pursuant to Sections 8.8 and 9.7 hereof.

          2.9  Further Assurances. If, at any time before or after the Effective
               ------------------
Time, Keynote believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Keynote, the Surviving Corporation and their respective officers and directors will execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

                                   ARTICLE 3
                    Representations and Warranties of Velogic

         Velogic represents and warrants to Keynote that, except as set forth in the letter addressed to Keynote from Velogic and dated as of the Agreement Date (including all schedules thereto) which has been delivered by Velogic to Keynote concurrently with the parties' execution of this Agreement (the "Velogic Disclosure Letter"), each of the representations, warranties and statements contained in the following sections of this Article 3 is true and correct as of the Agreement Date. For all purposes of this Agreement, the statements contained in the Velogic Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Velogic under Article 3 of this Agreement.

          3.1  Organization and Good Standing. Velogic is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of California and has continuously been in good standing under the laws of the State of California at all times since its inception. Velogic has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary, except to the extent that any failure to qualify would not individually or in the aggregate have a Material Adverse Effect. Velogic has delivered to Keynote true and correct copies of the currently effective Articles of Incorporation and Bylaws of Velogic, each as amended to date. Velogic is not in violation of its Articles of Incorporation or Bylaws.

          3.2  Subsidiaries. Velogic does not have any subsidiary or any equity
               ------------
or ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. Velogic is not obligated to make nor bound by any agreement or obligation to make any investment in or capital contribution in or on behalf of any other entity.

           3.3  Power, Authorization and Validity.
                ---------------------------------

               3.3.1  Power and Authority. Subject to approval by Velogic
                      -------------------
Shareholders, Velogic has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all Velogic Ancillary Agreements and to consummate the Merger. The Merger and the execution, delivery and performance by Velogic of this Agreement, each of the Velogic Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby, have been duly and validly approved and authorized by Velogic's Board of Directors, and the Principal Velogic Shareholders have executed and delivered to Keynote Voting Agreements (as defined in Section 3.25) agreeing to vote in favor of the Merger.

               3.3.2  No Consents. Except for approval of the Velogic
                      -----------
Shareholders that may be required by the California Corporations Code and the filing of the Certificates of Merger with the Delaware and California Secretaries of State, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority (each, a "Governmental Authority"), or any other person or entity, governmental or otherwise (including any consent, approval, order, authorization, registration, declaration or filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")), is necessary or required to be made or obtained by Velogic to enable Velogic to lawfully execute and deliver, enter into, and to perform its obligations under, this Agreement and each of the Velogic Ancillary Agreements, or to consummate the Merger.

               3.3.3  Enforceability. This Agreement and each of the Velogic
                      --------------
Ancillary Agreements are, or when executed by Velogic will be, and each Voting Agreement is, valid and binding obligations of Velogic and/or the Principal Velogic Shareholders, enforceable against Velogic or the Principal Velogic Shareholders, as the case may be, in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

          3.4  Capitalization of Velogic.
               -------------------------

               3.4.1  Outstanding Securities. The authorized capital stock of
                      ----------------------
Velogic consists entirely of: (a) 50,000,000 shares of Velogic Common Stock, of which a total of 11,136,980 shares are issued and outstanding and (b) 13,000,000 shares of Velogic Preferred Stock, 11,782,942 of which are issued and outstanding. The numbers of issued and outstanding shares of Velogic Common Stock and Velogic Preferred Stock held by each of the Velogic Shareholders are set forth in Schedule 3.4.1(a) to the Velogic Disclosure Letter. Velogic holds
             -----------------
no treasury shares. An aggregate of 8,000,000 shares of Velogic Common Stock and 50,959 shares of Velogic Preferred Stock are reserved and authorized for issuance pursuant to the Velogic Plan, of which options to purchase a total of 963,667 shares of Velogic Common Stock are outstanding. An aggregate of 438,000 shares of Velogic Common Stock are reserved and authorized for issuance pursuant to outstanding Velogic Warrants. Schedule
                                                                  --------
3.4.1(b) to the Velogic Disclosure Letter lists for each person who holds
--------
Velogic Options, the name of the holder of each such Velogic Option, the exercise price for each such Velogic Option, the number of shares or other securities covered by each such Velogic Option, and the vesting schedule and the extent each such Velogic Option are vested as of the Agreement Date. True and complete copies of the standard agreement under the Velogic Plan and each agreement for each Velogic Option that does not conform to the standard agreement under the Velogic Plan have been delivered by Velogic to Keynote or its legal counsel, Fenwick & West LLP. The vesting or exercisability (or any other material terms) of any Velogic Option, except as disclosed in the Velogic Disclosure Letter, will not accelerate or otherwise change as a result of the execution and delivery of this Agreement or the consummation of the Merger or the transactions contemplated hereby or the occurrence of any subsequent event (such as the termination of employment of the option holder following consummation of the Merger). No Velogic Options have been granted or are outstanding except under and pursuant to the Velogic Plan.

          3.4.2 Valid Issuance. All issued and outstanding shares of Velogic
                --------------
Common Stock and Velogic Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission, and have been offered, issued, sold and delivered by Velogic in compliance with (a) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Velogic, other applicable Legal Requirements and (b) all requirements set forth in applicable agreements or instruments. All shares of Velogic Common Stock subject to issuance under Velogic Options and Velogic Warrants, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding Velogic Options and Velogic Warrants have been issued and granted in compliance with (a) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Velogic, other applicable Legal Requirements and (b) all requirements set forth in applicable agreements or instruments.

          3.4.3 No Other Options, Warrants or Rights. Other than is set forth in
                ------------------------------------
Sections 3.4.1 and 3.4.2 above, there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Velogic's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of Velogic's capital stock or obligating Velogic to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement to obtain any shares of Velogic's capital stock, and there is no liability for dividends accrued but unpaid.

          3.4.4 No Voting Arrangements or Registration Rights. Except as
                ---------------------------------------------
contemplated by the Voting Agreements, there are no voting agreements, voting trusts or proxies applicable to any of Velogic's outstanding capital stock or any Velogic Options or to the conversion of any shares of Velogic's capital stock in the Merger pursuant to any agreement or obligation to which Velogic is a party or, to Velogic's knowledge, pursuant to any other agreement or obligation. Velogic is not under any obligation to register under the Securities Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

     3.5  No Conflict. Neither the execution and delivery of this Agreement nor
          -----------
any of the Velogic Ancillary Agreements by Velogic, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under:
(a) any provision of the Articles of Incorporation or Bylaws of Velogic as currently in effect; (b) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Velogic or any of its material assets or properties; or (c) any material instrument, agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which Velogic is a party or by which Velogic or any of its material assets or properties are bound, except in the case of (b) or (c) for any such conflicts, terminations, breaches, impairments, violations or defaults which would not have a Material Adverse Effect on Velogic or which would not have a material adverse effect on Velogic's ability to consummate the Merger. Neither Velogic's entering into this Agreement nor the consummation of the Merger or the transactions contemplated thereby will give rise to, or trigger the application of, any rights of any third party that would come into effect upon the effectiveness of the Merger. The consummation of the Merger by Velogic will not require the consent, release, waiver or approval of any third party (including the consent of any party required to be obtained in order to keep any agreement between such party and Velogic in effect following the Merger or to provide that Velogic is not in breach or violation of any such agreement following the Merger), other than the approval of this Agreement and the Merger by Velogic Shareholders under California law except where the failure to obtain such consent, release, waiver or approval would not have a Material Adverse Effect on Velogic.

     3.6  Litigation. There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation pending against Velogic (or to Velogic's knowledge against any officer, director, employee or agent of Velogic in their capacity as such or relating to their employment, services or relationship with Velogic) before any court, Governmental Authority or arbitrator, nor, to Velogic's knowledge, has any such action, suit, arbitration, mediation, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any court, Governmental Authority or arbitrator outstanding against Velogic. To Velogic's knowledge, there is no basis for any person to assert a claim against Velogic based upon: (a) Velogic's negotiating or entering into this Agreement or any Velogic Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Velogic Ancillary Agreement; (b) any confidentiality or similar agreement entered into by Velogic; (c) any claim that Velogic has agreed to sell or dispose all or any substantial portion of its assets or business to any party other than Keynote, whether by way of merger, consolidation, sale of assets or otherwise; (d) any wrongful failure by Velogic to issue any of its stock or other securities to any party; (e) ownership or rights to ownership of any shares of Velogic Common Stock, Velogic Options or Velogic Warrants; (f) any rights as a shareholder of Velogic, including any option or preemptive rights or rights to notice or to vote; or (g) any rights under any agreement among Velogic and its shareholders.

     3.7  Taxes.
          -----

          3.7.1 Velogic has timely filed all federal, state, local and foreign tax and information returns required to be filed by it, has timely paid all taxes required to be paid by it for which payment is due, except to the extent that an accrual or reserve for such taxes has been reflected in accordance with GAAP (as defined below) on the Balance Sheet (as defined in Section 3.8), has established an adequate accrual or reserve in accordance with GAAP for the payment of all taxes payable in respect of the periods subsequent to the periods covered by its most recent applicable tax returns (which accrual or reserve as of the Balance Sheet Date is fully reflected on the Balance Sheet and in any more recent balance sheet of Velogic provided by Velogic to Keynote on or before the Agreement Date), has made all necessary estimated tax payments, except to the extent that an accrual or reserve for such taxes has been reflected in accordance with United States generally accepted accounting principals ("GAAP") on the Balance Sheet. All such returns and reports are true, correct and complete, except to the extent that an accrual or reserve for such taxes has been reflected in accordance with GAAP on the Balance Sheet, and Velogic has provided Keynote with true and correct copies of such returns and reports. Velogic is not delinquent in the payment of any tax or in the filing of any tax returns, except to the extent that an accrual or reserve for such taxes has been reflected in accordance with GAAP on the Balance Sheet, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against Velogic or any of the officers, employees or agents of Velogic in their capacity as such. Velogic has not received any notification from the Internal Revenue Service or any other taxing authority regarding any material issues that are currently pending before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding Velogic. No tax return of Velogic is under audit by the Internal Revenue Service or any other taxing agency or authority and any such past audits (if any) have been completed and fully resolved and all taxes and any penalties or interest determined by such audit to be due from Velogic have been paid in full to the applicable taxing authorities. No tax liens are currently in effect against any assets of Velogic other than liens which arise by operation of law for taxes not yet due and payable. There is not in effect any waiver by Velogic of any statute of limitations with respect to any taxes or agreed to any extension of time for filing any tax return which has not been filed; and Velogic has not consented to extend to a date later than the date hereof the period in which any tax may be assessed or collected by any taxing authority. Velogic is not a "personal holding company" within the meaning of the Code. Velogic has not filed any election under Section 341(f) of the Code. Velogic has withheld all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law. Since its inception, Velogic has not been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations"), and Velogic has filed with the Internal Revenue Service all statements, if any, which are required under Section 1.897-2(h) of the Regulations.

          3.7.2 For the purposes of this Section, the terms "tax" and "taxes" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.

     3.8  Velogic Financial Statements. Velogic has delivered to Keynote as an
          ----------------------------
attachment to the Velogic Disclosure Letter the consolidated balance sheet of Velogic as of December 31, 1999 and March 31, 2000 (the "Balance Sheets"), and Velogic's consolidated statements of operations, statements of cash flows and statements of changes in shareholders' equity (or, as applicable, statement of changes in members' interests) for the quarter ended March 31, 2000 and the year ended December 31, 1999 (all such financial statements of Velogic and any notes thereto are hereinafter collectively referred to as the "Velogic Financial Statements"). The Velogic Financial Statements: (a) are derived from and are in accordance with the books and records of Velogic, (b) fairly present the financial condition of Velogic at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for any absence of notes thereto. Velogic has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those (a) shown on the Balance Sheets and (b) that may have been incurred after March 31, 2000 (the "Balance Sheet Date") in the ordinary course of Velogic's business consistent with its past practices and that are not material in amount, either individually or collectively or are not required to be set forth in the Balance Sheet under GAAP. All reserves established by Velogic that are set forth in or reflected in the Balance Sheet are adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5. The Financial Statements comply in all material respects with the American Institute of Certified Public Accountants' Statement of Position 97-2. At the Closing Date, Velogic's Current Assets were and will be equal to or greater than its Total Liabilities. For purposes of the preceding sentence, "Current Assets" shall mean cash and other assets expected to be converted into cash within one year, and "Total Liabilities" shall mean probable future sacrifices of economic benefits arising from present obligations of Velogic to transfer assets or provide services to other persons in the future as a result of past transactions; (b) Velogic is not engaged in manufacturing (within the meaning of the HSR Act) and Velogic's Total Assets (as defined below) (i) were less than Ten Million Dollars ($10,000,000) on the Balance Sheet and on the date of the last regularly prepared balance sheet of Velogic prepared on or prior to the Agreement Date (the "Last Date") and (ii) will not equal or exceed Ten Million Dollars ($10,000,000) at any time during the time period commencing on the Last Date and ending on the earlier to occur of (a) the Effective Time or (b) the date on which this Agreement is terminated in accordance with the provisions of Article 10. As used herein, the term "Velogic's Total Assets" means Velogic's total assets as determined in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

     3.9  Title to Properties. Velogic has good and marketable title to all of
          -------------------
its assets and properties (including those shown on the Balance Sheet), free and clear of all Encumbrances, other than liens for current taxes that are not yet due and payable and except for liens which in the aggregate do not secure more than $10,000 in liabilities. All machinery, vehicles, equipment (including, without limitation, computers and webservers) and other tangible personal property owned or leased by Velogic or used in its business are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Velogic is a party are fully effective and afford Velogic peaceful and undisturbed leasehold possession of the real or personal property that is the subject of the lease and Velogic is not in breach of any such lease. Velogic is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has Velogic received any notice of violation of law with which it has not complied. Velogic does not own any real property.
Section 3.9 of the Velogic Disclosure Letter sets forth a complete and accurate
-----------
list and a brief description of all personal property owned or leased by Velogic with an individual value of $1,000 or greater. Velogic owns no real property.

     3.10 Absence of Certain Changes. Since the Balance Sheet Date, Velogic has
          --------------------------
operated its business in the ordinary course consistent with its past practice, and since such date there has not been with respect to Velogic any:

          (a)  Material Adverse Change in Velogic;

          (b)  amendment or change in the Articles of Incorporation or Bylaws;

          (c) incurrence, creation or assumption by Velogic of (i) any Encumbrance on any of the assets or properties of Velogic, (ii) any obligation or liability or any indebtedness for borrowed money, or (iii) any contingent liability as a guarantor or surety with respect to the obligations of others;

          (d) grant or issuance of any options, warrants or other rights to acquire from Velogic, directly or indirectly, except as described in Sections
3.4.1 and 3.4.2 hereof, or any offer, issuance or sale by Velogic of any debt or equity securities of Velogic;

          (e) any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of Velogic's capital stock, or any acceleration or release of any right to repurchase shares of Velogic's capital stock upon the shareholder's termination of employment or services with Velogic or pursuant to any right of first refusal;

          (f) payment or discharge by Velogic of any Encumbrance on any asset or property of Velogic, or the payment or discharge of any liability of Velogic, in each case that was not either shown on the Balance Sheet or incurred in the ordinary course of Velogic's business after the Balance Sheet Date in an amount not in excess of $10,000 for any single liability to a particular creditor;

          (g) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Velogic other than a license of any product or products of Velogic made in the ordinary course of Velogic's business consistent with its past practice;

          (h) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Velogic;

          (i) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Velogic, or any split, combination or recapitalization of the capital stock of Velogic or any direct or indirect redemption, purchase or other acquisition of any capital stock of Velogic or any change in any rights, preferences, privileges or restrictions of any outstanding security of Velogic;

          (j) change or increase in the compensation payable or to become payable to any of the officers, directors, or employees of Velogic, or in any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents except in connection with normal employee salary or performance reviews or otherwise in the ordinary course of Velogic's business consistent with its past practice and except as contemplated in this Agreement;

          (k) change with respect to the management, supervisory or other key personnel of Velogic;

          (l) obligation or liability incurred by Velogic to any of its officers, directors or shareholders, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Velogic's business consistent with its past practice;

          (m) making by Velogic of any loan, advance or capital contribution to, or any investment in, any officer, director or shareholder of Velogic or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

          (n) entering into, amendment of, relinquishment, termination or non-renewal by Velogic of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business consistent with its past practice; or any written or oral indication or assertion by the other party thereto of any material problems with Velogic's services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

          (o) any cancellation or non-renewal of any material customer contract or any material change in the manner in which Velogic extends discounts, credits or warranties to customers or otherwise deals with its customers;

          (p) entering into by Velogic of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on the part of Velogic that involves in excess of $25,000 or that is not entered into in the ordinary course of Velogic's business, or the conduct of any business or operations other than in the ordinary course of Velogic's business consistent with its past practice;

          (q) any license, transfer or grant of a right under any Velogic IP Rights (as defined in Section 3.13 below), other than those licensed, transferred or granted in the ordinary course of Velogic's business consistent with its past practices; or

          (r) any agreement or arrangement made by Velogic to take any action which, if taken prior to the Agreement Date, would have made any representation or warranty of Velogic set forth in Article 3 of this Agreement untrue or incorrect as of the date when made.

     3.11 Contracts and Commitments/Licenses and Permits. Section 3.11 of
          ----------------------------------------------  ------------
the Velogic Disclosure Letter sets forth a list of each of the following written or oral contracts, agreements, leases, licenses, permits, assignments, mortgages, transactions, obligations, commitments or other instruments to which Velogic is a party or to which Velogic or any of its assets or properties is bound:

          (a) any contract or agreement providing for payments (whether fixed, contingent or otherwise) by or to Velogic in an aggregate amount of $25,000 or more;

          (b) any dealer, distributor, OEM (Original Equipment Manufacturer), VAR (Value Added Reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of Velogic;

          (c) any contract providing for the development of any software, technology or intellectual property for (or for the benefit or use of) Velogic, or providing for the purchase or license of any software, technology or intellectual property to (or for the benefit or use of) Velogic, which software, technology or intellectual property is in any manner used or incorporated (or is contemplated by Velogic to be used or incorporated) in connection with any aspect or element of any product, service or technology of Velogic to the extent necessary for the conduct of the business of Velogic as presently conducted or contemplated;

          (d) any joint venture or partnership contract or other agreement which has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party;

          (e) any contract or commitment in which Velogic has granted or received preferential customer pricing provisions or exclusive marketing or distribution rights relating to any product, service, market or geographic territory;

          (f) any contract or commitment for or relating to the employment of any officer, employee or consultant of Velogic or any other type of contract or understanding with any officer, employee or consultant of Velogic that is not immediately terminable by Velogic without cost or other liability;

          (g) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (h) any lease or other agreement under which Velogic is lessee of or holds or operates any items of tangible personal property or real property owned by any third party;

          (i) any agreement that restricts Velogic from: engaging in any aspect of its business; participating or competing in any line of business or market; freely setting prices for Velogic's products, services or technologies (including but not limited to most favored customer pricing provisions); engaging in any business in any market or geographic area; or soliciting potential employees, consultants, contractors or other suppliers or customers;

          (j)  any Velogic IP Rights Agreement (as defined in Section 3.13);

          (k) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of Velogic or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor, except for those agreements conforming to the standard agreement under the Velogic Plan;

          (l)  any contract with or commitment to any labor union; and

          (m)  any Governmental Permit (as defined in Section 3.14.3).

          A true and complete copy of each agreement or document required by subsections (a) through (m) of this Section to be listed in Section 3.11 of the
                                                            ------------
Velogic Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "Velogic Material Agreements") and a copy of each Governmental Permit required by subsection (l) of this Section to be listed in Section 3.11 of the Velogic Disclosure Letter has been delivered to Keynote's
   ------------
legal counsel.

     3.12 No Default; No Consent Required; No Restrictions. Velogic is not in
          ------------------------------------------------
material breach or default under any Velogic Material Agreement. Velogic has no material liability for renegotiation of government contracts or subcontracts, if any. Except as set forth in Section 3.12 of the Velogic Disclosure Letter, no
                            ------------
consent, notice or approval of any third party is required to ensure that, following the Effective Time, any Velogic Material Agreement will continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or by any other transaction called for by this Agreement or any Velogic Ancillary Agreement. Velogic is not a party to, and no asset or property of Velogic is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits, purports to restrict or prohibit, Velogic or, following the Effective Time, the Surviving Corporation or Keynote, from freely engaging in any business now conducted or contemplated by Velogic or from competing anywhere in the world (including any contracts, covenants or agreements restricting the geographic area in which Velogic may sell, license, market, distribute or support any products or technology or provide services; or restricting the markets, customers or industries that Velogic may address in operating its business; or restricting the prices which Velogic may charge for its products or technology or services), or includes any grants by Velogic of exclusive rights or licenses. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (a) result in a violation or breach of any of the provisions of any Velogic Material Agreement, or (b) to Velogic's knowledge, give any third party
(i) the right to declare a default or exercise any remedy under any Velogic Material Agreement, (ii) the right to a rebate, chargeback, penalty or change in delivery schedule or term under any Velogic Material Agreement, (iii) the right to accelerate the maturity or performance of any obligation of Velogic under any Velogic Material Agreement, or (iv) the right to cancel, terminate or modify any Velogic Material Agreement, except in each such case for such defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on Velogic. Velogic has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Velogic Material Agreement.

     3.13 Intellectual Property.
          ---------------------

          3.13.1 Velogic owns, or has the valid right or license to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of all Intellectual Property (as defined below) to the extent necessary or required for the conduct of the Velogic Business (as defined below) (such Intellectual Property being hereinafter collectively referred to as the "Velogic IP Rights"), and such rights to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of are sufficient for such conduct of such business. As used herein, the term "Velogic Business" means the business of Velogic as presently conducted and presently proposed to be conducted. As used herein, the term "Intellectual Property" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, photographs, images, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, programmers' notes, memoranda and records. As used in this
Section 3.13, "Velogic-Owned IP Rights" means Velogic IP Rights which are owned or exclusively licensed to Velogic; and "Velogic-Licensed IP Rights" means Velogic IP Rights which are not Velogic-Owned IP Rights. By way of clarification, if a vendor grants certain license rights to Velogic, only the license rights granted by the vendor to Velogic is included under the term Velogic-Licensed IP Rights and Velogic IP Rights.

          3.13.2 Neither the execution, delivery and performance of this Agreement, the Certificates of Merger, or the consummation of the Merger and the other transactions contemplated by this Agreement and/or by Velogic Ancillary Agreements will, in accordance with their terms: (a) constitute a material breach of or default under any instrument, contract, license or other agreement governing any Velogic IP Right to which Velogic is a party (collectively, the "Velogic IP Rights Agreements"); (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Velogic IP Right; or
(c) materially impair the right of Velogic or the Surviving Corporation to use, possess, sell or license any Velogic IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by Velogic to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, sale, marketing, advertising or disposition of any Velogic IP Rights by Velogic to the extent necessary for the conduct of the Velogic Business and none will become payable as a result of the consummation of the transactions contemplated by this Agreement, in and of themselves, except for per copy license fees of less than $500 for software generally commercially available to the public.

          3.13.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by Velogic or currently under development by Velogic violates any license or agreement between Velogic and any third party or infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or threatened, claim or litigation contesting the validity, ownership or right of Velogic to exercise any Velogic IP Right nor, to the knowledge of Velogic, is there any legitimate basis for any such claim, nor has Velogic received any notice asserting that any Velogic IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Velogic, is there any legitimate basis for any such assertion.

          3.13.4 No current or former employee, consultant or independent contractor of Velogic: (a) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, Velogic or using trade secrets or proprietary information of others without permission that would be likely to have a Material Adverse Effect on Velogic; or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Velogic that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including without limitation Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. The employment of any employee of Velogic or the use by Velogic of the services of any consultant or independent contractor does not subject Velogic to any liability to any third party for improperly soliciting such employee or consultant, or independent contractor to work for Velogic, whether such liability is based on contractual or other legal obligations to such third party.

          3.13.5 Velogic has taken reasonably necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the Velogic IP Rights (in the case of Velogic-Licensed IP Rights, to the extent required by such third parties) and to preserve and maintain all Velogic's interests and proprietary rights in Velogic IP Rights. All officers, employees and consultants of Velogic having access to proprietary information of Velogic, its customers or business partners and inventions owned by Velogic, have executed and delivered to Velogic an agreement regarding the protection of such proprietary information and the assignment of Velogic's inventions to Velogic (in the case of proprietary information of Velogic's customer and business partners, to the extent required by such customers and business partners); and copies of all such agreements have been delivered to Keynote's counsel. Velogic has secured valid written assignments from all of Velogic's consultants, contractors and employees who were involved in, or who contributed to, the creation or development of any Velogic-Owned IP Rights, of the rights to such contributions that may be owned by such persons or that Velogic does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of Velogic has any right, license, claim or interest whatsoever in or with respect to any Velogic IP Rights.

          3.13.6  Section 3.13.6 of the Velogic Disclosure Letter contains a
                  --------------
true and complete list of (i) all worldwide registrations made by or on behalf of Velogic of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority; and (ii) all applications, registrations, filings and other formal written governmental actions made or taken pursuant to federal, state and foreign laws by Velogic to secure, perfect or protect its interest in Velogic IP Rights, including, without limitation, all patent applications, copyright applications, and applications for registration of trademarks and service marks. All registered patents, trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses, and copyrights held by Velogic are valid, enforceable and subsisting.

          3.13.7 Velogic owns all right, title and interest in and to all Velogic-Owned IP Rights free and clear of all security interests, liens, pledges, mortgages, assignments, claims, licenses, restrictions and encumbrances (other than licenses and rights listed in Section 3.13.8 of the Velogic Disclosure Letter). Velogic's right, license and interest in and to all Velogic-Licensed IP Rights are free and clear of all security interests, liens, pledges, mortgages, assignments, claims, licenses, and encumbrances (other than licenses and rights listed in Section 3.13.8 of the Velogic Disclosure Letter).

          3.13.8  Section 3.13.8 of the Velogic Disclosure Letter contains a
                  --------------
true and complete list of (i) all licenses, sublicenses and other agreements as to which Velogic is a party and pursuant to which any person or entity is authorized to use any Velogic IP Rights, and (ii) all licenses, sublicenses and other agreements as to which Velogic is a party and pursuant to which Velogic is authorized to use any third party patents, trademarks, Internet domain names, Internet or World Wide Web URLs or addresses, or copyrights, including but not limited to software.

          3.13.9 Neither Velogic nor any other party acting on its behalf, has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party, of any Velogic Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery by Velogic or any other party acting on Velogic's behalf to any party of any Velogic Source Code (as defined below).
Section 3.13.9 of the Velogic Disclosure Letter identifies each contract,
--------------
agreement and instrument (whether written or oral) pursuant to which Velogic has deposited, or is or may be required to deposit, with an escrowholder or any other party, any Velogic Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any Velogic Source Code. As used in this Section 3.13.9, "Velogic Source Code" means, collectively, any software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code, of any Velogic-Owned IP Rights or any other product marketed or currently proposed to be marketed by Velogic.

          3.13.10 There is no unauthorized use, disclosure, infringement or misappropriation of any Velogic IP Rights by any third party, including any employee or former employee of Velogic. Velogic has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed, or provided by Velogic.

          3.13.11 To Velogic's knowledge, all software developed by Velogic and licensed by Velogic to customers and all other products manufactured, sold, licensed, leased or delivered by Velogic to customers and all services provided by Velogic to customers on or prior to the Closing Date conform in all material respects (to the extent required in contracts with such customers) to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and Velogic has no material liability (and, to Velogic's knowledge, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Velogic giving rise to any material liability relating to the foregoing contracts that could have a Material Adverse Effect on Velogic) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet.

          3.13.12 All of the software, hardware or other technology developed, owned, licensed and/or marketed or distributed by Velogic to the extent necessary for the conduct of the Velogic Business are Year 2000 Compliant. "Year 2000 Compliant" means, to the extent related to date-related errors, as applied to software, hardware or other technology, that: (i) such software, hardware or other technology will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that date-related errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000; (ii) such software, hardware or other technology has been written and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without date-related error, corruption or impact to current and/or future operations; and (iii) such software, hardware or other technology will function without error or interruption related to any date information, specifically including errors or interruptions from functions which may involve date information from more than one century. Notwithstanding anything to the contrary, the foregoing applies only if such software, hardware or other technology receive properly formatted data.

          3.13.13 No government funding; facilities of a university, college, other educational institution or research center; or funding from third parties (other than funds received in consideration for capital stock of Velogic) was used in the development of the computer software programs or applications owned by the Company. No current or former employee, consultant or independent contractor of Velogic, who was involved in, or who contributed to, the creation or development of any Velogic IP Rights, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Velogic.

     3.14 Compliance with Laws.
          --------------------

          3.14.1 Velogic has complied, and is now and at the Closing Date will be in compliance with, all applicable federal, state or local laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees, and to Velogic's knowledge, all foreign laws, ordinances, regulations and rules, applicable to it or to its assets, properties, and business (and any regulations promulgated thereunder) (collectively, "Applicable Law"), except for such noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect on Velogic. Velogic holds all valid licenses and other governmental permits that are necessary and/or legally required to be held by it to conduct its business as presently conducted, except where the failure to hold such licenses and permits would not individually or in the aggregate have a Material Adverse Effect on Velogic.

          3.14.2 All materials, products and services distributed or marketed by Velogic have at all times made all disclosures to users or customers required by Applicable Law and none of such disclosures made or contained in any such materials have been inaccurate, misleading or deceptive, except where the failure to make such disclosure or where such inaccurate, misleading or deceptive disclosures, individually or in the aggregate, would not have a Material Adverse Effect on Velogic.

          3.14.3 Velogic holds all material permits, licenses and approvals from, and has made all material filings with, government (and quasi-governmental) agencies and authorities, that are necessary for Velogic to conduct its present business without any violation of Applicable Law ("Governmental Permits") and all such Governmental Permits are in full force and effect. Velogic has not received any notice or other communication from any Governmental Authority regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

          3.14.4 Neither Velogic nor any director, officer, agent or employee of Velogic has, for or on behalf of Velogic, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other payment in violation of Applicable Law, which violation, for the purposes of clause (c) only, does not have a Material Adverse Effect on Velogic.

     3.15 Certain Transactions and Agreements. None of the officers and
          -----------------------------------
directors of Velogic and, to Velogic's knowledge, none of the employees or shareholders of Velogic, nor any member of their immediate families, has any direct ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Velogic (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). To Velogic's knowledge, none of the officers, directors, employees or shareholders of Velogic, nor any member of their immediate families, has any indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Velogic (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or shareholders or any member of their immediate families, is a party to, or otherwise directly or indirectly interested in, any contract or informal arrangement with Velogic, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to Keynote and except for agreements related to the purchase of the stock of Velogic by such persons. None of said officers, directors, employees, shareholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Velogic IP Rights or any other Intellectual Property) that is used in, or that pertains to, the business of Velogic, except for the rights of a shareholder.

     3.16 Employees, ERISA and Other Compliance.
          -------------------------------------

          3.16.1 Velogic is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act, except to the extent that noncompliance or incorrect classification of employees would not have a Material Adverse Effect on Velogic. A list of all employees, officers and consultants of Velogic and their current title and/or job description and compensation is set forth on Section 3.16.1 of
                                                              --------------
the Velogic Disclosure Letter. Velogic does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

          3.16.2 Velogic (a) is not now, nor has ever been, subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (d) has any current labor disputes. Velogic has good labor relations, and has no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a Material Adverse Effect on such labor relations, and has no knowledge that any of its key employees intends to leave their employ. All of the employees of Velogic are legally permitted to be employed by Velogic in the United States of America in their current job capacities.

          3.16.3 Velogic has no pension plan, which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No pension plan of Velogic is subject to Title IV of ERISA.

          3.16.4  (a) Section 3.16.4 of the Velogic Disclosure Letter lists each
                      --------------
employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Velogic and covers any employee or former employee of Velogic. Such contracts, plans and arrangements as are described in this Section 3.16.4 are hereinafter collectively referred to as "Velogic Benefit Arrangements."

          (b) Each Velogic Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Velogic Benefit Arrangement, except to the extent that noncompliance would not have a Material Adverse Effect on Velogic and, unless otherwise indicated in Section 3.16.4 of the Velogic Disclosure Letter, each
                       --------------
such Velogic Benefit Arrangement that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA which is intended to qualify under Section 401(a) of the Code has received a favorable determination opinion, advisory and/or notification letter or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a letter and to make amendments necessary to obtain such a letter that such plan satisfied the requirements of the Tax Reform Act of 1986 (to the extent applicable, a copy of which letter(s) have been delivered to Keynote and its counsel).

          (c) Velogic has delivered to Keynote or its counsel a complete and correct copy and description of each Velogic Benefit Arrangement.

          (d) Velogic has timely filed and delivered to Keynote and its counsel the most recent annual report (Form 5500) required for each Velogic Benefit Arrangement that is an "employee benefit plan" as defined under ERISA.

          (e) Velogic has not ever been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Velogic sponsors as employer or in which Velogic participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA or Code Section 4975 (or any administrative class exemption) (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code.

          (f) All contributions due from Velogic with respect to any of Velogic Benefit Arrangements have been made or have been accrued on Velogic's financial statements (including without limitation the Velogic Financial Statements), and no further contributions will be due and owing or will have accrued thereunder as of the Closing Date.

          (g) All individuals who, pursuant to the terms of any Velogic Benefit Arrangement, are entitled to participate in any such Velogic Benefit Arrangement, are currently participating in such Velogic Benefit Arrangement or have been offered an opportunity to do so.

          (h) Velogic will have no liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement in excess of $10,000.

          3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by Velogic relating to, or change in employee participation or coverage under, any Velogic Benefit Arrangement that would increase materially the expense of maintaining such Velogic Benefit Arrangement above the level of the expense incurred in respect thereof during the calendar year 1999.

          3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Velogic are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect Velogic and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of Velogic Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Velogic, or in a Material Adverse Effect on Keynote after the Effective Time.

          3.16.7 No benefit payable or which may become payable by Velogic pursuant to any Velogic Benefit Arrangement or as a result of or arising under this Agreement or the Certificates of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. Velogic is not a party to any: (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Velogic in the nature of the Merger or any of the other transactions contemplated by this Agreement or any Velogic Ancillary Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated (other than any partial or full plan termination resulting from the Merger), by the occurrence of the Merger or any of the other transactions contemplated by this Agreement or any Velogic Ancillary Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any Velogic Ancillary Agreement.

     3.17 Corporate Documents. Velogic has made available to Keynote or its
          -------------------
legal counsel for examination all documents and information listed in the Velogic Disclosure Letter or in any schedule thereto or in any other exhibit or schedule called for by this Agreement which have been requested by Keynote or its legal counsel, including the following: (a) copies of Velogic's Articles of Incorporation and Bylaws as currently in effect; (b) Velogic's minute book containing all records of all proceedings, consents, actions, and meetings of Velogic Shareholders, board of directors and any committees thereof; (c) Velogic's stock ledger, option ledger, and warrant ledger and journal reflecting all stock issuances and transfers, and all grants of options and warrants to purchase Velogic capital stock and other Velogic securities; (d) all permits, orders, and consents issued by, and filings by Velogic with, any regulatory agency with respect to Velogic, or any securities of Velogic, and all applications for such permits, orders, and consents; and (e) all the Velogic Material Agreements.

     3.18 No Brokers. Neither Velogic nor any affiliate of Velogic is obligated
          ----------
for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and Keynote will not incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of, this Agreement, the Merger or any act or omission of Velogic, any of its employees, officers, directors, shareholders, agents or affiliates.

     3.19 Books and Records.
          -----------------

          3.19.1 The books, records and accounts of Velogic (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years,
(c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Velogic, and (d) accurately and fairly reflect the basis for the Velogic Financial Statements.

          3.19.2 Velogic has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of Velogic is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.20 Insurance. Since its organization, Velogic has maintained, and now
          ---------
maintains, policies of insurance and bonds of the type and in amounts reasonably and customarily carried by persons conducting businesses or owning assets similar in type and size to those of Velogic, including without limitation all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and Velogic is otherwise in material compliance with the terms of such policies and bonds. Velogic has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by Velogic are set forth in Section 3.20 of the Velogic Disclosure Letter, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

     3.21 Environmental Matters.
          ---------------------

          3.21.1 Velogic is in material compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by Velogic of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Velogic has not received any notice, or other communication (in writing or otherwise), whether from a governmental body, citizens groups, employee or otherwise, that alleges that Velogic is not in compliance with any Environmental Law, and there are no circumstances that may prevent or interfere with the compliance by Velogic with any current Environmental Law in the future. To Velogic's knowledge, no current or prior owner of any property leased or possessed by Velogic has received any notice or other communication (in writing or otherwise), whether from a government body, citizens group, employee or otherwise, that alleges that such current or prior owner or Velogic is not in compliance with any Environmental Law. All governmental authorizations currently held by Velogic pursuant to any Environmental Law (if any) are identified in Section 3.21 of the Velogic
                                             ------------
Disclosure Letter.

          3.21.2 For purposes of this Section 3.21: (a) "Environmental Law" means any federal, state or local statute, law regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (defined below); and (b) "Material of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     3.22 Board Actions. The Board of Directors of Velogic (a) has unanimously
          -------------
determined that the Merger is in the best interests of the Velogic Shareholders and is on terms that are fair to such Velogic Shareholders, and has recommended the Merger to the Velogic Shareholders, (b) has unanimously approved this Agreement, the Certificates of Merger, the Merger, the Velogic Ancillary Agreements and all other agreements, transactions and actions contemplated hereby and thereby and (c) will submit this Agreement, the Certificates of Merger, the Merger, the Velogic Ancillary Agreements and all other agreements, transactions and actions contemplated hereby and thereby, to the extent that shareholder approval is required thereof under Applicable Law and Velogic's Articles of Incorporation and Bylaws, to the vote and approval of Velogic Shareholders.

     3.23 Vote Required. The affirmative vote of the holders of a majority of
          -------------
the shares of Velogic Common Stock that are issued and outstanding on the Record Date (as defined below) is the only vote of the holders of any of the shares of Velogic's capital stock necessary to approve this Agreement, the Merger, the Certificates of Merger, the Escrow Agreement (as defined in Section 9.15), the Velogic Ancillary Agreements and the other transactions contemplated by this Agreement and the Velogic Ancillary Agreements. As used in this Section 3.23, the term "Record Date" means the record date for determining those shareholders of Velogic who are entitled to vote at the Velogic shareholders' meeting to approve the Merger under applicable law and Velogic's Articles of Incorporation and Bylaws.

     3.24 No Existing Discussions. Neither Velogic nor any director, officer,
          -----------------------
shareholder, employee or agent of Velogic is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Alternative Transaction (as defined in Section 5.7).

     3.25 Voting Agreement; Irrevocable Proxies. The persons and/or entities set
          -------------------------------------
forth on Schedule 1.12 to the Velogic Disclosure Letter have agreed in writing
         -------------
to vote for approval of this Agreement and the Merger (and to vote against proposals conflicting or inconsistent with this

Agreement and the Merger) pursuant to a voting agreement in the form attached hereto as Exhibit B ("Voting Agreement") and pursuant to Irrevocable Proxies in
          ---------
the form attached as Exhibit A thereto ("Irrevocable Proxies").
                     ---------

     3.26 Disclosure.
          ----------

          (a) Neither this Agreement, its exhibits and schedules and the Velogic Disclosure Letter, nor any Velogic Ancillary Agreements delivered by Velogic to Keynote under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

          (b) None of the information supplied or to be supplied by or on behalf of Velogic for inclusion in the Information Statement will, as of the date such Information Statement is first sent to the shareholders of Velogic, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that Velogic shall not be responsible for any statement,
            --------
information or omission relating to Keynote or any other information supplied or to be supplied by or on behalf of Keynote for inclusion in the Information Statement.

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF KEYNOTE AND SUB

     Keynote and Sub hereby represent and warrant to Velogic that, except as set forth in the letter addressed to Velogic from Keynote and dated as of the Agreement Date which has been delivered by Keynote to Velogic concurrently herewith (the "Keynote Disclosure Letter"), each of the following representations, warranties and statements contained in the following Sections of this Article 4 are true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Keynote Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Keynote and Sub under Article 4 of this Agreement.

     4.1  Organization and Good Standing. Keynote is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business. Keynote owns all of the issued and outstanding capital stock of Sub. Each of Keynote and Sub is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed would not have a Material Adverse Effect on Keynote. Keynote has made available to Velogic or its legal counsel, accurate and complete copies of the Certificates of Incorporation and Bylaws of Keynote and Sub, as currently in full force and effect. Neither Keynote nor Sub is in violation of its Certificate of Incorporation or Bylaws.

     4.2  Power, Authorization and Validity.
          ---------------------------------

          4.2.1  Power and Authority. Keynote has all requisite corporate power
                 -------------------
and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all the Keynote Ancillary Agreements and to consummate the Merger. The Merger and the execution, delivery and performance of this Agreement and each of the Keynote Ancillary Agreements by Keynote have been duly and validly approved and authorized by Keynote's Board of Directors in compliance with applicable law (including the Delaware General Corporation Law) and Keynote's Certificate of Incorporation and Bylaws. Neither the Merger nor the execution, delivery and performance of this Agreement and each of the Keynote Ancillary Agreements by Keynote requires the approval of Keynote's stockholders. Sub has all requisite corporate power, capacity and authority to execute, deliver and perform its obligations under, this Agreement and all the Sub Ancillary Agreements and to consummate the Merger. The execution, delivery and performance of this Agreement and each of the Sub Ancillary Agreements by Sub have been duly and validly approved and authorized by Sub's Board of Directors and its sole stockholder in compliance with Applicable Law and Sub's Certificate of Incorporation and Bylaws.

          4.2.2  No Consents. No consent, approval, order or authorization of,
                 -----------
or registration, declaration or filing with, any court, administrative agency, commission or other Governmental Authority is necessary or required to be made or obtained by Keynote or Sub to enable Keynote and Sub to enter into, and to perform their respective obligations under, this Agreement, the Keynote Ancillary Agreements or the Sub Ancillary Agreements, respectively, and for Keynote and Sub to consummate the Merger, except for: (a) the filing of the Certificates of Merger with the Delaware Secretary of State as required by Delaware Law and with the California Secretary of State as required by California Law, (b) the filing by Keynote with the SEC or any state securities law authorities of any notices or filings required in connection with the exemptions from the registration or qualification requirements of the Securities Act and/or applicable state securities laws which Keynote relies on in issuing shares of Keynote Common Stock pursuant to this Agreement; (c) the filing by Keynote of such reports and information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (d) the filing by Keynote with the SEC of the Form S-3 registration statement to be filed by Keynote pursuant to this Agreement; (e) the filing by Keynote with the Delaware Secretary of State of the Certificates of Designation to be filed by Keynote pursuant to this Agreement; (f) such other filings as may be required by the Nasdaq Stock Market with respect to the Merger and the other transactions contemplated by this Agreement, and the issuance of the shares of Keynote Common Stock and the assumption of Velogic Options and Velogic Warrants by Keynote in the Merger; and (g) such other filings, if any, as may be required in order for Keynote to comply with applicable federal and state securities laws.

          4.2.3  Enforceability. This Agreement and the Keynote Ancillary
                 --------------
Agreements are, or when executed by Keynote will be, valid and binding obligations of Keynote, enforceable against Keynote in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This

Agreement and the Sub Ancillary Agreements are, or when executed by Sub will be, valid and binding obligations of Sub, enforceable against Sub in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     4.3  Keynote and Sub Capital Structure.
          ---------------------------------

            (a) The authorized capital stock of Keynote consists of 100,000,000 shares of common stock, par value $0.01 per share, of which there were 26,741,104 shares issued and outstanding as of April 30, 2000; and 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares were issued or outstanding as of April 30, 2000. At the Effective Time, Keynote shall have designated a sufficient number of shares of Keynote Common Stock to fulfill Keynote's obligations to issue shares of such stock pursuant to the terms of this Agreement. All outstanding shares of Keynote Common Stock are duly authorized, validly issued, fully paid and nonassessable. As of April 30, 2000:
(i) there were options outstanding to purchase an aggregate of 2,613,004 shares of Keynote Common Stock pursuant to Keynote's stock option plans; and (ii) 400,000 shares of Keynote Common Stock reserved for future issuance under Keynote's Employee Stock Purchase Plan. All shares of Keynote Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

            (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, $0.001 par value per share, 100 of which, as of the date hereof, are issued and outstanding and are held by Keynote. All of the outstanding shares of Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

            (c) The Keynote Common Stock to be issued in the Merger, issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws.

     4.4  No Conflict. Neither the execution and delivery of this Agreement nor
          -----------
any of the Keynote Ancillary Agreements or Sub Ancillary Agreements by Keynote or Sub, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of or constitute a default under: (a) any provision of the Certificate of Incorporation, the Certificates of Designation or Bylaws of Keynote or Sub as currently in effect; (b) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Keynote or Sub or any of their respective material assets or properties; or (c) any note, bond, mortgage, indenture, lease, license, permit, franchise, material instrument, agreement, or contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which Keynote or any of its subsidiaries is a party or by which Keynote or any of its subsidiaries or any of their respective material assets or properties are bound, except in the case of (b) and (c) for any such conflicts, terminations, breaches, impairments, violations or defaults which would not have a Material Adverse Effect on Keynote or a material adverse effect on Keynote's or Sub's ability to consummate the Merger.

     4.5  SEC Filings.
          -----------

            (a) Keynote has filed all forms, reports and documents required to be filed by Keynote with the SEC since September 24, 1999, and has made available to Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Keynote may file subsequent to the date hereof) are referred to herein as the "Keynote SEC Reports." As of their respective dates, the Keynote SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Keynote SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Keynote SEC Report.

            (b) Each of the audited consolidated financial statements (including, in each case, any related notes thereto) contained in the Keynote SEC Reports (the "Keynote Financials"), including any Keynote SEC Reports filed after the date hereof until the Closing Date, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor forms under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of Keynote and its subsidiaries as at the respective dates thereof and the consolidated results of Keynote's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The audited balance sheet of Keynote contained in Keynote SEC Reports as of December 31, 1999 is hereinafter referred to as the "Keynote Balance Sheet." Except as disclosed in the Keynote Financials, since December 31, 1999, neither Keynote nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Keynote and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Keynote Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

     4.6  Disclosure. Keynote has made available to Velogic an investor
          ----------
disclosure package consisting of Keynote's annual report on Form 10-K for its fiscal year ending September 30, 1999 (the "Fiscal Year End"), all Forms 10-Q and 8-K filed by Keynote with the SEC since the Fiscal Year End and up to the date of this Agreement and all proxy materials distributed to Keynote's stockholders since the Fiscal Year End and up to the date of this Agreement (the "Keynote Disclosure Package").

     4.7 Absence of Certain Changes. Except as set forth in the Keynote SEC
         --------------------------
Documents, since the Keynote Balance Sheet Date, Keynote has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in a Material Adverse Effect on Keynote; (b) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Keynote or any revaluation by Keynote of any of its assets; (c) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Keynote, or any direct or indirect redemption, purchase or other acquisition by Keynote of any of its shares of capital stock; or (d) any negotiation or agreement by Keynote or any of its subsidiaries to do any of the things described in the preceding clauses
(a) through (d) (other than negotiations with Velogic and its representatives regarding the transactions contemplated by this Agreement).

     4.8 Litigation. There is no action, suit, arbitration, proceeding or
         ----------
investigation pending against Keynote before any court, Governmental Authority or arbitrator, nor, to Keynote's knowledge, has any such action, suit, arbitration, proceeding or investigation been threatened that, individually or in the aggregate, would have a Material Adverse Effect on Keynote. As of the date hereof, there is no judgment, decree or order against Keynote or any of its subsidiaries or, to the knowledge of Keynote, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or that could have a Material Adverse Effect on Keynote.

     4.9 Delivery of Documents. Keynote has delivered true and complete copies
         ---------------------
of all documents requested by Velogic and which are referred to in this Article 4 or in any Schedule delivered by Keynote to Velogic.

                                   ARTICLE 5
                        Pre Closing Covenants Of Velogic

     During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 10, Velogic covenants and agrees with Keynote as follows:

     5.1 Advice of Changes. Velogic will promptly advise Keynote in writing of
         -----------------
any (a) event occurring subsequent to the Agreement Date that would render any representation or warranty of Velogic contained in Article 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate and (b) Material Adverse Change in Velogic. Velogic will immediately advise Keynote if Velogic's Current Assets (as defined in Section 3.8) equal or exceed (or are at any time likely to equal or exceed) Ten Million Dollars ($10,000,000) at any time prior to the earlier to occur of (i) the termination of this Agreement in accordance with Article 10 or (ii) the Effective Time.

     5.2 Maintenance of Business. Velogic will carry on and preserve its
         -----------------------
business and its relationships with customers, advertisers, suppliers, employees and others with whom Velogic has contractual relations in substantially the same manner as it has prior to the Agreement Date consistent with past practices. If Velogic becomes aware of a material deterioration in the relationship with any key customer, key supplier or key employee, it will promptly bring such information to the attention of Keynote in writing and, if requested by Keynote, will exert reasonable commercial efforts to promptly restore the relationship.

     5.3 Conduct of Business. Velogic will continue to conduct its business and
         -------------------
maintain its business relationships in the ordinary and usual course and Velogic will not, without the prior written consent of Keynote:

            (a) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person other than in the ordinary course of business consistent with past practice;

            (b) lend any money, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of Velogic's business consistent with Velogic's past practices;

            (c) enter into any material transaction or agreement or take any other action not in the ordinary course of Velogic's business consistent with Velogic's past practices;

            (d) grant any Encumbrance on any of its assets;

            (e) sell, transfer or dispose of any of its assets except in the ordinary course of Velogic's business consistent with Velogic's past practices;

            (f) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

            (g) pay any bonus, increased salary or special remuneration to any officer, director, employee or consultant (except for normal salary increases consistent with Velogic's past practices and not to exceed 5% of such officer's, employee's or consultant's base annual compensation, and except pursuant to arrangements disclosed in writing to Keynote prior to the Agreement Date or disclosed in writing subsequent to the Agreement Date and approved in writing by Keynote) or enter into any new employment or consulting agreement with any such person;

            (h) change any of its accounting methods;

            (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from employees, directors, consultants or contractors of Velogic in connection with the termination of their services with Velogic at the original purchase price of such stock), pay or distribute any cash or property to any shareholder or security holder of Velogic or make any other cash payment to any shareholder or security holder of Velogic that is unusual, extraordinary, or not made in the ordinary course of Velogic's business consistent with its past practices;

            (j) amend or terminate any contract, agreement or license to which Velogic is a party except those amended or terminated in the ordinary course of Velogic's business, consistent with its past practices, and which are not material in amount or effect;

            (k) waive or release any material right or claim except in the ordinary course of Velogic's business consistent with its past practices;

            (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities (other than pursuant to the exercise of any Velogic Options or Velogic Warrants), or issue, grant or create any warrants, obligations, subscriptions, options (other than the grant of options to employees to purchase Velogic Common Stock, provided that the vesting of such options does not accelerate in connection with the Merger or any of the other transactions contemplated hereby, such options vest over a four-year period, with not more than twenty-five percent in the first year and 2.083% each full calendar month thereafter, the exercise price of such option is not less than the fair market value of Velogic Common Stock on the date of grant, and the number of shares subject to such option is consistent with the past practice of Velogic; convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock;

            (m) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

            (n) merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, any corporation, partnership, limited liability company or any other entity (other than Keynote or Sub) or enter into any negotiations, discussions or agreement for such purpose;

            (o) amend its Articles of Incorporation or Bylaws;

            (p) license any of its technology or Intellectual Property, or acquire any Intellectual Property (or any license thereto) from any third party;

            (q) materially change any insurance coverage;

            (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to Keynote for its review at a reasonable time prior to filing;

            (s) modify or change the exercise or conversion rights or exercise or purchase prices of any capital stock of Velogic, any Velogic stock options, warrants or other Velogic securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of Velogic or (ii) the vesting or release of any shares of capital stock or other securities of Velogic from any repurchase options or rights of refusal held by Velogic or any other party or any other restrictions; or

            (t) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(s).

     5.4  Regulatory Approvals. Velogic will promptly execute and file, or join
          --------------------
in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental

Authority, whether federal, state, local or foreign, which may be reasonably required, or which Keynote may reasonably request, in connection with the consummation of the Merger or any other transactions contemplated by this Agreement or any Velogic Ancillary Agreement. Velogic will use diligent efforts to obtain, and to cooperate with Keynote to promptly obtain, all such authorizations, approvals and consents.

     5.5  Necessary Consents. Velogic will use diligent efforts to promptly
          ------------------
obtain such written consents and authorizations of the third parties set forth in Section 5.5 of the Velogic Disclosure Letter, give notices to such third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement, to enable Keynote to carry on Velogic's business immediately after the Effective Time and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any agreement or contract to which Velogic is a party or is bound or by which any of its assets is bound.

     5.6  Litigation. Velogic will notify Keynote in writing promptly after
          ----------
learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against Velogic or any of its officers, directors, employees or shareholders in their capacity as such.

     5.7  No Other Negotiations. Velogic will not, and Velogic will not
          ---------------------
authorize, encourage or permit any officer, director, employee, shareholder, affiliate or agent of Velogic or any attorney, investment banker or other person on Velogic's or their behalf to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of, any offer or proposal from any party concerning any Alternative Transaction (as defined below) or take any other action that could reasonably be expected to lead to an Alternative Transaction or a proposal therefor; (ii) consider any inquiry, offer or proposal received from any party concerning any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Velogic is not interested in any Alternative Transaction); (iii) furnish any information regarding Velogic to any person or entity in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Velogic is not interested in any Alternative Transaction); (iv) participate in any discussions or negotiations with any person or entity with respect to any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Velogic is not interested in any Alternative Transaction); (v) otherwise cooperate with, facilitate (with knowledge) or encourage any effort or attempt by any person or entity (other than Keynote) to effect any Alternative Transaction; or (vi) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between Velogic and any third party that is related to, provides for or concerns any Alternative Transaction. Velogic will promptly notify Keynote orally and in writing of any inquiries or proposals received by Velogic, directors, officers, shareholders, employees or agents regarding any Alternative Transaction and will, identify the party making the inquiry or proposal and the nature and terms of any inquiry or proposal. Any violation of the restrictions set forth in this Section by any officer, director or employee of Velogic or any attorney, investment banker or other director or representative of Velogic shall be deemed a breach of this Section 5.7 by Velogic. As used herein, the term "Alternative Transaction" means any commitment, agreement or transaction involving or providing for (a) the possible disposition of all or any substantial portion of Velogic's business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer and/or any other form of business combination, or (b) any initial public offering of capital stock or other securities of Velogic pursuant to a registration statement filed under the Securities Act.

     5.8  Access to Information. Velogic will allow Keynote and its agents
          ---------------------
access at reasonable time to the files, books, records, technology, contracts, personnel and offices of Velogic, including, without limitation, any and all information relating to Velogic's taxes, commitments, contracts, leases, licenses, financial condition and real, personal and intangible property, subject to the terms and conditions of the Mutual Non-disclosure Agreement between Velogic and Keynote, dated July 14, 1999 (the "Confidentiality Agreement"). Velogic will cause its accountants to cooperate with Keynote and Keynote's agents (provided that, prior to any disclosure to such agents, such agents are bound by the terms of a confidentiality agreement with substantially similar restriction as included in the Confidentiality Agreement to restrict the use and disclosure of Velogic's confidential information) in making available all financial information reasonably requested by Keynote, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.9  Satisfaction of Conditions Precedent. Velogic will use its diligent
          ------------------------------------
efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 9, and Velogic will use its diligent efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

     5.10 Velogic Employee Plans and Benefit Arrangements. Upon the request of
          -----------------------------------------------
Keynote, Velogic will terminate any Velogic Benefit Plan and any leased employee arrangement or professional employee organization immediately prior to the Effective Time.

     5.11 Information Statement. Velogic will deliver to counsel to Keynote a
          ---------------------
draft of the Information Statement as promptly as practicable following the Agreement Date, will send to the Velogic Shareholders such information statement for the purpose of considering and approving the Merger Agreement, the Merger and the transactions contemplated hereby.

     5.12 Tax  Representation  Letter.  Velogic  shall make such  reasonable
          ---------------------------
representations  as are requested by its counsel and Keynote's counsel for the
                                                     ---------
purpose of their rendering the tax opinions discussed in Section
8.8 and Section 9.7.

                                   ARTICLE 6

                                Keynote Covenants

     During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with Article 10, Keynote covenants and agrees as follows:

     6.1 Advice of Changes. Keynote will promptly advise Velogic in writing of
         -----------------
any (a) event that would render any representation or warranty of Keynote or Sub contained in this Agreement or the Keynote Disclosure Letter, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate, (b) any breach of any covenant or obligation of Keynote or Sub pursuant to this Agreement, any Keynote Ancillary Agreement or any Sub Ancillary Agreement, and (c) Material Adverse Change in Keynote.

     6.2  Regulatory Approvals. Keynote will execute and file, or join in the
          --------------------
execution and filing, of any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the Keynote Ancillary Agreements and Sub Ancillary Agreements in accordance with the terms of this Agreement. Keynote will use diligent efforts to obtain all such authorizations, approvals and consents. Notwithstanding anything in this Agreement to the contrary, neither Keynote nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Keynote, or any of its affiliates or Velogic, or the holding separate of the shares of Velogic Common Stock or imposing or seeking to impose any limitation on the ability of Keynote or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Velogic Common Stock.

     6.3  Satisfaction of Conditions Precedent. Keynote will use its diligent
          ------------------------------------
efforts to satisfy or cause to be satisfied all of the conditions precedent which are set forth in Article 8, and Keynote will use its diligent efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

     6.4  Listing of Additional Shares. Keynote will use its diligent efforts to
          ----------------------------
cause the shares of Keynote Common Stock to be issued in the Merger to be approved for listing on the Nasdaq Stock Market, subject to notice of issuance.

     6.5  Blue Sky Laws. Keynote shall take such steps as may be necessary to
          -------------
comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger; provided, however, that Keynote shall not be required to qualify to do business or execute a general consent to service of process in any jurisdiction.

     6.6  Tax Free Reorganization. Keynote will cooperate with Velogic and take
          -----------------------
all reasonable actions as may be necessary to ensure that this Agreement involves a tax-free plan of reorganization and that the Merger is consummated in accordance with the provisions of Section 368(a) of the Code.

     6.7  Indemnification.
          ---------------

            (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to Effective Time, an officer, director or employee of Velogic (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under the Velogic's Articles of Incorporation, Bylaws and indemnification agreements in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

            (b) If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that such successors or assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.7.

     6.8  Employee Benefit Plans. Keynote will provide benefits to employees of
          ----------------------
Velogic as soon as reasonably practicable following the Effective Time that are substantially identical in the aggregate to the benefits currently provided to similarly situated employees of Keynote. From and after the Effective Time, Keynote shall grant all employees of Velogic credit for all service with Velogic prior to the Effective Time for (a) eligibility and vesting purposes and (b) for purposes of vacation accrual after the Effective Time as if such service with Velogic was service with Keynote. Subject to the approval of any insurance carrier and to the extent consistent with law and applicable tax qualification requirements, Keynote shall use its commercially reasonable efforts to cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to Velogic employees and their eligible dependents and shall provide them with credit for any co-payments and deductibles prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under all employee benefit plan of Keynote in which they are eligible to participate immediately after the Effective Time.

     6.9  Tax  Representation  Letter.  Keynote  shall make such  reasonable
          ---------------------------
representations as are requested by its counsel and Velogic's counsel for the purpose of their rendering the tax opinions discussed in Section 8.8 and Section 9.7.

                                   ARTICLE 7

                                Closing Matters

     7.1  The Closing. Subject to termination of this Agreement as provided in
          -----------
Article 10 below, the closing of the transactions to consummate the Merger (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California at 10:00 a.m., Pacific Time on the second business day after all of the conditions to Closing set forth in Sections 8 and 9 hereof have been satisfied and/or waived in accordance with this Agreement, or on such other day as Keynote and Velogic may mutually agree upon (the "Closing Date"). Concurrently with the Closing, the Certificates of Merger will be filed with the Delaware and California Secretaries of State.

     7.2  Exchange of Certificates.
          ------------------------

            7.2.1 At the Effective Time, shares of Velogic Common Stock that are outstanding immediately prior thereto (other than Dissenting Shares for which dissenters rights have been or will be perfected in accordance with California law), will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Keynote the number of shares of Keynote Common Stock to which such holder is entitled pursuant to Section 2.1.2, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Keynote Common Stock) and Section 2.5 (regarding the withholding of Escrow Shares). As soon as reasonably practicable (and in any event no later than eight business days after the Effective Time), Keynote shall make available to American Stock Transfer and Trust Company, (the "Exchange Agent") certificates representing Keynote Common Stock to be issued in exchange for outstanding shares of Velogic Common Stock and cash in an amount sufficient to permit the payment of cash in lieu of fractional shares pursuant to Section
2.1.4. As soon as practicable after the Effective Time (and in any event no later than ten (10) Business Days after the Effective Time), the Surviving Corporation shall cause to be mailed to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of Velogic Common Stock (the "Velogic Certificates") and which shares were converted into the right to receive shares of Keynote Common Stock pursuant to
Section 2.1.2, (a) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Velogic Certificates shall pass, only upon delivery of the Velogic Certificates to the Exchange Agent and shall be in such form and have such other provisions as Keynote may reasonably specify) and (b) instructions for use in effecting the surrender of the Velogic Certificates in exchange for certificates representing shares of Keynote Common Stock and cash in lieu of fractional shares. Upon surrender of a Velogic Certificate for cancellation or upon delivery of an affidavit of lost certificate and an indemnity in form and substance satisfactory to Keynote (the "Affidavit") to the Exchange Agent or to such other agent or agents as may be appointed by Keynote, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, (a) Keynote or its transfer agent will issue to each tendering holder of a Velogic Certificate or an Affidavit, certificates (a "Tendering Velogic Holder") for the number of shares of Keynote Common Stock to which such holder is entitled pursuant to Section 2.1.2, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Keynote Common Stock) and Section 2.5 (regarding the withholding of Escrow Shares); and (b) Keynote or its transfer agent will pay by check to each Tendering Velogic Holder cash in the amounts payable to such holder in accordance with the provisions of Sections 2.1.4.

            7.2.2 No dividends or distributions payable to holders of record of Keynote Common Stock after the Effective Time will be paid to the holder of any unsurrendered Velogic Certificate unless and until the holder of such unsurrendered Velogic Certificate surrenders such Velogic Certificate or an Affidavit to Keynote as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Velogic Certificate or Affidavit, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofore paid with respect to Keynote Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

            7.2.3 After the Effective Time there will be no further registration of transfers on the stock transfer books of Velogic or its transfer agent of any shares of capital stock of Velogic that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Velogic Certificates or an Affidavit are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2.

            7.2.4 Until Velogic Certificates or an Affidavit representing shares of Velogic Common Stock that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 7.2.1 above, such Velogic Certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Keynote Common Stock, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Keynote Common Stock) and Section 2.5 (regarding the withholding of Escrow Shares).

     7.3  Appraisal Rights. If holders of Velogic Common Stock are entitled to
          ----------------
appraisal rights pursuant to the California Law in connection with the Merger, any shares held by Velogic Shareholders who exercise and perfect such appraisal rights ("Dissenting Shares") shall not be converted into a right to receive Keynote Common Stock, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Law. Velogic shall give Keynote prompt notice (and in no event more than two business days) of any demand received by Velogic for appraisal of Velogic Common Stock, and Keynote shall have the right to control all negotiations and proceedings with respect to such demand. Velogic agrees that, except with the prior written consent of Keynote, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. In the event that any Velogic Shareholder fails to make an effective demand for payment or otherwise loses his status as a holder of Dissenting Shares (a "Dissenting Shareholder"), Keynote shall, as of the later of the Effective Time of the Merger or ten business days from the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of its Velogic Certificate or Certificates, the shares of Keynote Common Stock and any cash payment in lieu of fractional shares, in each case without interest thereon, to which such Dissenting Shareholder would have been entitled to under Section 2.1.2 of this Agreement (less the number of shares of Keynote Common Stock to be held in escrow with respect to such shareholder pursuant to Section 2.5).

                                   ARTICLE 8
                     Conditions To Obligations Of Velogic

     Velogic's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Velogic, but only in a writing signed by Velogic):

     8.1  Accuracy of Representations and Warranties. The representations and
          ------------------------------------------
warranties of Keynote and Sub set forth in Article 4 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing Velogic will have received a certificate to such effect executed by an officer of Keynote.

     8.2  Covenants. Keynote will have performed and complied in all material
          ---------
respects with all of its covenants contained in Article 6 on or before the Closing (to the extent that such covenants require performance by Keynote on or before the Closing), and at the Closing Velogic will have received a certificate to such effect signed by an officer of Keynote.

     8.3  No Material Adverse Change. There will not have been any Material
          --------------------------
Adverse Change in Keynote, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement, and at the Closing Velogic will have received a certificate to such effect signed by and officer of Keynote.

     8.4  Requisite Approvals. This Agreement will have been duly and validly
          -------------------
approved by Keynote's Board of Directors in accordance with Applicable Law and Keynote's Certificate of Incorporation and Bylaws, each as amended. This Agreement will have been approved and adopted by Sub's Board of Directors and sole stockholder in accordance with Applicable Law and Sub's Certificate of Incorporation and Bylaws, each as amended.

     8.5  Compliance with Law; No Legal Restraints; No Litigation. There will
          -------------------------------------------------------
not be issued or enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on the Merger or any other material transaction contemplated by this Agreement or any Keynote Ancillary Agreements or any Sub Ancillary Agreements. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement or which could be reasonably expected to have a Material Adverse Effect on Keynote.

     8.6  Government Consents. There will have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger, including but not limited to requirements under applicable federal and state securities laws.

     8.7  Opinion of Keynote's Counsel. Velogic will have received from Fenwick
          ----------------------------
& West LLP, counsel to Keynote, an opinion, subject to customary qualifications and limitations covering the matters set forth in Exhibit C.
                                                  ----------

     8.8  Velogic Tax Opinion. Velogic shall have received an opinion of Wilson
          -------------------
Sonsini Goodrich and Rosati PC, counsel to Velogic, to the effect that the Merger will be treated for federal income tax purposes as a reorganization under
Section 368(a) of the Code and that each of Keynote, Sub and Velogic will be a party to the reorganization within the meaning of Section 368(b) of the Code and such opinion shall not have been withdrawn or modified in any material respect. In the event that Velogic's counsel shall not render such opinion, then Keynote's counsel may render such opinion in satisfaction of the condition set forth in this Section 8.8.

     8.9  Nasdaq Listing. The shares of Keynote Common Stock that are issuable
          --------------
in the Merger and upon exercise of outstanding Velogic Options and Velogic Warrants, shall be authorized for listing on the Nasdaq Stock Market, subject to notice of issuance.

                                   ARTICLE 9
                     Conditions To Obligations Of Keynote

     The obligations of Keynote hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Keynote, but only in a writing signed by Keynote):

     9.1  Accuracy of Representations and Warranties. The representations and
          ------------------------------------------
warranties of Velogic set forth in Article 3 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing Keynote will have received a certificate to such effect executed by Velogic's President or Chief Executive Officer.

     9.2  Covenants. Velogic will have performed and complied in all material
          ---------
respects with all of its covenants contained in Article 5 at or before the Closing (to the extent that such covenants require performance by Velogic at or before the Closing), and at the Closing Keynote will have received a certificate to such effect signed by Velogic's President or Chief Executive Officer.

     9.3  No Material Adverse Change. There will not have been any Material
          --------------------------
Adverse Change in Velogic, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement, and at the Closing Keynote will have received a certificate to such effect signed by Velogic's President or Chief Executive Officer.

     9.4  Compliance with Law; No Legal Restraints; No Litigation. There will
          -------------------------------------------------------
not have been issued, enacted or adopted, or threatened in writing by any Governmental Authority any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding, judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on: (a) the Merger or any other material transaction contemplated by this Agreement or any Velogic Ancillary Agreement; or (b) Keynote's right (or the right of any Keynote subsidiary) to own, retain, use or operate any of its products, properties or assets (including equity, properties or assets of Velogic) on or after consummation of the Merger or seeking a disposition or divestiture of any such properties or assets. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on Velogic.

     9.5  Government Consents. There will have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any governmental or regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to consummate the Merger, including but not limited to requirements under applicable federal and state securities laws.

     9.6  Opinion of Velogic's Counsel. Keynote will have received from Wilson,
          ----------------------------
Sonsini Goodrich & Rosati PC, counsel to Velogic, an opinion, subject to customary qualifications and limitations opining to the matters set forth in Exhibit D.
---------

     9.7  Keynote Tax Opinion. Keynote shall have received an opinion of
          -------------------
Fenwick & West LLP, counsel to Keynote, to the effect that the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code and that each of Keynote, Sub and Velogic will be a party to the reorganization within the meaning of Section 368(b) of the Code and such opinion shall not have been withdrawn or modified in any material respect. In the event that Keynote's counsel shall not render such opinion, then Velogic's counsel may render such opinion in satisfaction of the condition set forth in this Section 9.7.

     9.8  Consents. Keynote will have received duly executed copies of all
          --------
consents, approvals, assignments, notices, waivers, authorizations or other certificates from the third parties set forth in Section 5.5 of the Velogic Disclosure Letter to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of Velogic after the Merger and the preservation of Velogic's IP Rights and other assets and properties after the Merger and for Keynote to consummate the Merger and the other transactions contemplated by this Agreement, the Keynote Ancillary Agreements and the Velogic Ancillary Agreements, in each case, in form and substance satisfactory to Keynote.

     9.9  Requisite Approvals. This Agreement, the Merger and the Velogic
          -------------------
Ancillary Agreements will have been duly and validly approved and adopted, as required by applicable law and Velogic's Articles of Incorporation and Bylaws, by (a) all of the members of Velogic's Board of Directors, (b) the valid and affirmative vote of at least 95% of the outstanding shares of Velogic Common Stock and Velogic Preferred Stock.

     9.10 Investment Representation Letters; Exemptions Available. Keynote: (a)
          -------------------------------------------------------
will have received an executed counterpart of the Investment Representation Letter substantially in the form of Exhibit E to this Agreement executed by each
                                    ---------
Velogic Shareholder who approved and adopted this Agreement, the Merger and the Velogic Ancillary Agreements; and (b) must be reasonably satisfied that there are not more than thirty-five Velogic Shareholders who are not "accredited investors" within the meaning of Regulation D promulgated under the Securities Act.

     9.11 Continued Employment of Certain Personnel. Each of the persons listed
          -----------------------------------------
on Schedule 9.11 to the Velogic Disclosure Letter will have executed and
   -------------
delivered to Keynote employment agreements or employment offer letters in the form attached hereto as Exhibit F-1 and F-2, respectively (the "Employment
                        -------------------
Agreements").

     9.12 Resignation of Directors and Officers. The directors and officers of
          -------------------------------------
Velogic in office immediately prior to the Effective Time of the Merger (other than any such director who is designated in Section 2.6(h)) to be a director of Velogic immediately after the Effective Time) will have resigned as directors of the Surviving Corporation in writing effective as of the Effective Time.

     9.13 Limits on Dissenting Shares. No more than five percent (5%) of the
          ---------------------------
outstanding shares of Velogic Common Stock taken together will (a) not have affirmatively voted in favor of the Merger and the Agreement and (b) accordingly be eligible to exercise or perfect any statutory appraisal rights of dissenting shareholders under applicable law.

     9.14 Escrow Agreement. Keynote will have received a copy of the Escrow
          -----------------
Agreement in the form of Exhibit G executed by the Escrow Agent and the
                         ---------
Representatives (the "Escrow Agreement").

     9.15 No Other Securities. All securities of Velogic other than Velogic
          -------------------
Common Stock, Velogic Warrants, Velogic Options and Velogic Preferred Stock, including, without limitation, the Note Warrants, will have been validly terminated or exercised in full in accordance with their current terms and conditions.

     9.16 Termination of Velogic Benefit Plans. Pursuant to Section 5.10,
          ------------------------------------
Velogic shall have duly and effectively terminated such Velogic Benefit Plan as Keynote shall have requested Velogic to terminate in writing pursuant to documentation that is reasonably satisfactory in form and substance to Keynote.

     9.17 Velogic Shareholder Approval. Velogic shall obtain the valid and
          ----------------------------
affirmative vote of at least 95% of the outstanding shares of Velogic Common Stock and Velogic Preferred Stock.

     9.18 Cancellation or Exercise of Warrants. At the Closing, all of the Note
          ------------------------------------
Warrants shall be exercised in full or canceled and all other Velogic Warrants shall have been exercised or terminated.

     9.19 Purchaser's Representative. Each Velogic Shareholder who is not an
          --------------------------
"accredited investor," as such term in defined in Rule 501(a) of Regulation D promulgated under the Securities Act, shall have entered into an agreement appointing a purchaser representative, as such term in defined in Rule 501(h) of Regulation D, to assist such Velogic Shareholder in evaluating the merits and risks of the Merger.

     9.20 No Capital Changes. As of the Closing Date, there shall have been no
          ------------------
change in the authorized and outstanding capital stock of Velogic as represented in Section 3.4.1, other than the following changes if made in compliance with this Agreement: (i) the issuance of shares of Velogic Common Stock pursuant to the exercise of Velogic Options represented as being outstanding on the Agreement Date in Section 3.4.1; (ii) pursuant to the exercise or conversion of any Velogic Warrants represented as being outstanding on the Agreement Date in
Section 3.4.1; or (iii) the issuance of Velogic Options pursuant to the Velogic Plan, but not to exceed in the aggregate the number of shares of Velogic Common Stock reserved for issuance thereunder as specified in Section 3.4.1.

     9.21 Termination of Investor Rights Agreement. Velogic will have caused
          ----------------------------------------
that certain Investors' Rights Agreement, dated as of January 7, 1999, by and among Velogic and the investors listed on Schedule A thereto, to be amended to provide for the termination of all rights and covenants thereunder effective immediately upon the Closing.

                                  ARTICLE 10
                           Termination Of Agreement

     10.1 Termination by Mutual Consent.  This Agreement may be terminated at
          -----------------------------
any time prior to the Effective Time by the mutual written consent of Keynote and Velogic.

     10.2 Unilateral Termination.
          ----------------------

               10.2.1 Either Keynote or Velogic, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

               10.2.2 Either Keynote or Velogic, by giving written notice to the other, may terminate this Agreement if the Merger shall not have been consummated by midnight Pacific Time on the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 8 or Article 9 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty or covenant made under this Agreement by such party.

               10.2.3 Either Keynote or Velogic may terminate this Agreement at any time prior to the Effective Time if the other has committed (or, in the case of a termination by Velogic, Sub has committed) a material breach of (a) any of its representations and warranties under Article 3 or Article 4 of this Agreement, as applicable; or (b) any of its covenants under Article 5 or Article 6 of this Agreement, as applicable, and has not cured such material breach within ten days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this Section 10.2.3.

               10.2.4 No Liability for Termination. Termination of this Agreement by a party (the "Terminating Party") in accordance with the provisions of this Section 10 will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination; provided, however, that nothing herein shall relieve a party from liability for a willful breach of this Agreement. The provisions of Article 10 and Article 13 shall survive any termination of this Agreement.

                                  ARTICLE 11
                 Survival of Representations, Indemnification
                      and Remedies, Continuing Covenants

     11.1 Survival of Representations. All representations, warranties and
          ---------------------------
covenants of the parties to this Agreement contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the parties to this Agreement, until that date (the "Release Date") which is the earlier of (a) the termination of this Agreement in accordance with its terms or (b) December 31, 2000; provided, however, that notwithstanding the foregoing, Keynote may seek recovery of Special Damages (as defined in

Section 11.2(c)) or Shareholder Damages (as defined in Section 11.2(b)) at any time prior to the expiration of the applicable statute of limitations at any time prior to the expiration of the applicable statute of limitations for the claim which seeks recovery of such Special Damages or Shareholder Damages.

     11.2 Agreement to Indemnify.
          ----------------------

               (a) The Velogic Shareholders will severally, but not jointly, on a pro rata basis based upon their respective ownership interests in Velogic Common Stock set forth besides their names on Schedule 3.4.1(a) to the Velogic
                                              -----------------
Disclosure Letter, indemnify and hold harmless, Keynote and the Surviving Corporation and their respective officers, directors, agents, representatives, stockholders and employees, and each person, if any, who controls or may control Keynote or the Surviving Corporation within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as a "Keynote Indemnified Person" and collectively as "Keynote Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") directly or indirectly incurred, resulting or and arising out of: (a) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Velogic in this Agreement or in the Velogic Disclosure Letter or in any certificate delivered by or on behalf of Velogic or an officer of Velogic pursuant hereto; or (b) any Excess Transaction Expenses (as defined in Section 13.7). Except with respect to claims arising from Shareholder Damages, which may be raised after the Release Date, any claim of indemnity made by an Keynote Indemnified Person under this
Section 11.2(a) must be raised in a Notice of Claim (as defined in Section 11.5) delivered to the Representative (as defined below) by no later than the Release Date and, if raised by such date, such claim shall survive the Release Date until final resolution thereof. Escrow Shares, other than Escrow Shares having a value (calculated pursuant to Section 11.3(a)) equal to the amount of Damages asserted in any Claim (as defined in Section 11.5) which has not been resolved pursuant to the terms hereof prior to the Release Date, shall be released to the Velogic Shareholders on the Release Date or, in the case of any such withheld shares, upon the resolution of such Claim(s).

               (b) Each Velogic Shareholder will severally (and not jointly) indemnify and hold harmless Keynote Indemnified Persons from and against all Damages incurred or suffered by any such persons resulting or arising from, by reason of or in connection with (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants or agreements given or made by such Velogic Shareholder in the Investment Representation Letter executed by such Velogic Shareholder pursuant to this Agreement or, (ii) the failure of such Velogic Shareholder to have good, valid and marketable title to the issued and outstanding Velogic Common Stock or Velogic Preferred Stock held by such shareholder, free and clear of all Encumbrances, or to have full right, capacity and authority to vote such Velogic Common Stock in favor of the Merger and the other transactions contemplated by this Agreement (collectively "Shareholder Damages").

               (c) The Velogic Shareholders will severally, but not jointly, on a pro rata basis based upon their respective ownership interests in Velogic Common Stock set forth besides their names on Schedule 3.4.1(a) to the Velogic Disclosure Letter, indemnify and
               -----------------
hold harmless Keynote Indemnified Persons from and against all Damages incurred or suffered by any such persons resulting or arising from, by reasons of or in connection with any fraudulent conduct or fraudulent misrepresentation made by Velogic in this Agreement or in any Velogic Ancillary Agreement ("Special Damages").

     11.3 Limitation On Indemnity Obligation.
          ----------------------------------

               (a) Except with respect to claims for indemnification for Shareholder Damages and Special Damages, the Escrow Shares shall constitute the sole and exclusive remedy of Keynote and the Surviving Corporation with respect to Damages. In seeking indemnification for Damages under Section 11.2, the Keynote Indemnified Persons shall first exercise their remedies with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof and then, solely with respect to Shareholder Damages and Special Damages may seek recovery of such Damages against any other assets of the Velogic Shareholder. Each Velogic Shareholder agrees that claims for indemnification against such person under this Article 11 may be satisfied by the forfeiture of such person's shares of Keynote Common Stock (including fractions of a share thereof) as provided for in this Article 11 and that no Keynote Indemnified Person shall have any obligation to exercise its remedies against any other assets of such Velogic Shareholder prior to exercising them against such shares of Keynote Common Stock. In the event of a Capital Change after the Effective Time, the Keynote Average Price Per Share will, for purposes of this Section 11.3, be proportionally and equitably adjusted. Notwithstanding the foregoing, in no event shall any claim for Special Damages against any Velogic Shareholder exceed the value of the Keynote securities received by such Velogic Shareholder in the Merger.

               (b) The indemnification provided for in Section 11.2(a) shall not apply unless and until the aggregate cumulative Damages for which one or more Indemnified Persons have sought indemnification under this Section exceeds one hundred thousand dollars ($100,000) (the "Basket") and then the indemnification shall extend to the amount of such cumulative Damages in excess of fifty thousand dollars ($50,000).

     11.4 Appointment of Representatives. By voting in favor of the Merger,
          ------------------------------
each of the Velogic Shareholders approves the designation of and designates Lorainne Fox and Steven Baloff as the Representatives of the Velogic Shareholders and as the attorneys-in-fact and agents for and on behalf of each Velogic Shareholder with respect to claims for indemnification under Article 11 and the taking by the Representatives of any and all actions and the making of any decisions required or permitted to be taken by the Representatives under this Agreement, including, without limitation, the exercise of the power to: (a) authorize the release or delivery to Keynote of shares of Keynote Common Stock and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof in satisfaction of indemnity claims by Keynote or any other Keynote Indemnified Person (as defined herein) pursuant to Article 11; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article 11; and (d) take all actions necessary in the judgment of the Representatives for the accomplishment of the foregoing. The Representatives will have authority and power to act on behalf of each Velogic Shareholder with respect to the disposition, settlement or other handling of all claims under
Article 11 hereof and all rights or obligations arising under Article 11. The Velogic Shareholders will be bound by all actions taken and documents executed by any Representative in connection with Article 11, and Keynote will be entitled to rely on any action or decision of any Representative. In performing the functions specified in this Agreement, the Representatives will not be liable to any Velogic Shareholder in the absence of gross negligence or willful misconduct on the part of the Representatives. The Velogic Shareholders shall severally indemnify the Representatives and hold him or her harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representatives and arising out of or in connection with the acceptance or administration of his or her duties hereunder. Any out-of-pocket costs and expenses reasonably incurred by the Representatives in connection with actions taken by the Representatives pursuant to the terms of
Article 11 (including without limitation the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Velogic Shareholders to the Representatives pro rata in proportion to their respective Percentage Interests, which Velogic Shareholders shall be entitled to reimbursement by Keynote if Keynote is determined to be a Non-Prevailing Party pursuant to
Section 11.8(c)(i) below. Each of the venture capital firms with which a Representative is associated, may upon prior written notice to Keynote, designate a replacement Representative reasonably acceptable to Keynote that is associated with the applicable venture capital firm.

     11.5 Notice of Claim. As used herein, the term "Claim" means a claim for
          ---------------
indemnification of Keynote or any other Keynote Indemnified Person for Special Damages, Shareholder Damages or Damages under Article 11. Keynote (and only Keynote) may give notice of a Claim under this Agreement whether for its own Special Damages, Shareholder Damages or Damages or for Special Damages, Shareholder Damages or Damages incurred by any other Keynote Indemnified Person, and Keynote will give written notice of a Claim executed by an officer of Keynote (a "Notice of Claim") to Representative and, in the case of Shareholder Damages, to the applicable Velogic Shareholder, promptly after Keynote becomes aware of the existence of any potential claim by an Keynote Indemnified Person for indemnity from the Velogic Shareholders or a Velogic Shareholder under
Article 11, but in any event before the Release Date arising from or relating to:

               (a) (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Velogic in this Agreement or in the Velogic Disclosure Letter or in any certificate delivered by Velogic or an officer of Velogic pursuant hereto, (ii) the incurring of any Excess Transaction Expenses (as defined in Section 13.7), or (iii) any Special Damages or Shareholder Damages; or

               (b) the assertion, whether orally or in writing, against Keynote or against any other Keynote Indemnified Person of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Person that is based upon, or includes assertions that would, if true, constitute (in each such case, a "Third-Party Claim"): (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Velogic in this Agreement or in the Velogic Disclosure Letter or in any certificate delivered by or on behalf of Velogic or an officer of Velogic pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date), or (ii) any Excess Transaction Expenses.

      Until the Release Date, no delay on the part of Keynote in giving a Representative a Notice of Claim will relieve any Representative or any Velogic Shareholder from any of its obligations under Article 11 unless (and then only to the extent) that the Representatives or the Velogic Shareholders are materially prejudiced thereby.

     11.6 Defense of Third-Party Claims.
          -----------------------------

               (a) Keynote shall defend any Third-Party Claim, and the costs and expenses incurred by Keynote in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Special Damages, Shareholder Damages or Damages for which Keynote may seek indemnity pursuant to a Claim made by any Keynote Indemnified Person hereunder.

               (b) The Representatives shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Representatives does not affect any privilege relating to the Keynote Indemnified Person, and may participate in settlement negotiations with respect to the Third-Party Claim. No Keynote Indemnified Person shall enter into any settlement of a Third-Party Claim without the prior written consent of one of the Representatives (which consent shall not be unreasonably withheld), and the Velogic Shareholders will remain responsible to indemnify the Keynote Indemnified Persons for all Special Damages, Shareholder Damages or Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in
Article 11 hereof.

     11.7 Contents of Notice of Claim.  Each Notice of Claim by Keynote given
          ---------------------------
pursuant to Section 11.5 will contain the following information:

               (a) that Keynote has incurred, paid or properly accrued (in accordance with GAAP) or, in good faith, believes it will have to incur, pay or accrue (in accordance with GAAP), Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Keynote Indemnified Person based on alleged facts, which if true, would give rise to liability for Special Damages, Shareholder Damages or Damages to such Keynote Indemnified Person under Article
11); and

               (b) a brief description, in reasonable detail (to the extent reasonably available to Keynote), of the facts, circumstances or events giving rise to the alleged Special Damages, Shareholder Damages or Damages based on Keynote's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Keynote) and copies of any formal demand or complaint, the amount of Special Damages, Shareholder Damages or Damages, the date each such item was incurred, paid or properly accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     11.8 Resolution of Notice of Claim.  Any Notice of Claim received by a
          -----------------------------
Representative pursuant to Section 11.5 and Section 11.7 above will be resolved as follows:

               (a)   Uncontested Claims. In the event that, within thirty
                     ------------------
calendar days after a Notice of Claim is received by the Representative pursuant to Section 11.5 and Section 11.7, the

Representative does not contest such Notice of Claim in writing to Keynote as provided in Section 11.8(b) (an "Uncontested Claim"), the Representatives will be conclusively deemed to have consented, on behalf of all Velogic Shareholders, to the recovery by the Keynote Indemnified Person of the full amount of Damages specified in the Notice of Claim in accordance with this Article 11, including the adjustment to the number of Merger Shares by withdrawal of a number of shares of Keynote Common Stock equal to the amount of Damages divided by the Keynote Average Price Per Share, and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof and, without further notice, to have stipulated to the entry of a final judgment for damages against the Velogic Shareholders for such amount in any court having jurisdiction over the matter where venue is proper.

          (b)  Contested Claims. In the event that the Representatives give
               ----------------
Keynote written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the forty-five day period specified in Section 11.8(a), then: (i) such Contested Claim will be resolved by either (A) a written settlement agreement executed by Keynote and the Representative or (B) in the absence of such a written settlement agreement, by binding arbitration between Keynote and the Representatives in accordance with the terms and provisions of
Section 11.8(c).

          (c)  Arbitration of Contested Claims. Each of Keynote, Velogic and the
               -------------------------------
Velogic Shareholders agree that any Contested Claim will be submitted to mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S."), pursuant to the United States Arbitration Act, 9 U.S.C.,
Section 1 et seq. and that any such arbitration will be conducted in San Mateo County, California. Either Keynote or the Representatives may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other parties to this Agreement. The arbitration will be conducted in accordance with the provisions of J.A.M.S' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, subject to the provisions of this Section 11.8(c). The parties will cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.' panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. The provisions of this
Section 11.8(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Subject to the provisions of subparagraph (vii) below, judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

               (i)  Payment of Costs. Keynote on the one hand, and Velogic
                    ----------------
Shareholders (through the Representatives), on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall determine the party who is the Prevailing Party and the party who is the Non-Prevailing Party. The Non-Prevailing Party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

               (ii)   Burden of Proof. Except as may be otherwise expressly
                      ---------------
provided herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

               (iii)  Award. Upon the conclusion of any arbitration proceedings
                      -----
hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver such documents to the Representatives and Keynote, together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award will constitute a conclusive determination of all issues in question, binding upon the Velogic Shareholders or a Velogic Shareholder (in the case of a claim for Shareholder Damages or Special Damages), the Representatives and Keynote, and will include an affirmative statement to such effect.

               (iv)   Timing. The Representatives, Keynote and the arbitrator
                      ------
will conclude each arbitration pursuant to this Section 11.8 as promptly as possible for the Contested Claim being arbitrated.

               (v)    Terms of Arbitration. The arbitrator chosen in accordance
                      --------------------
with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

               (vi)   Exclusive Remedy. Following the Effective Time, except as
                      ----------------
specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any Claim made pursuant to Article 11.

               (vii)  Allocation of Damages. A number of the Escrow Shares equal
                      ---------------------
to the amount of Damages owed to Keynote hereunder, as finally determined under this Section 11.8(c), divided by the Keynote Average Price Per Share, will automatically be deducted from the Merger Shares and transferred to Keynote, which adjustment to the Merger Shares will be allocated among the Velogic Shareholders based upon their respective Percentage Interests, except for Claims for Shareholder Damages arising under Section 11.2(b) of the Merger Agreement, which will only be allocated against the Velogic Shareholder's pro rata portion of the Escrow Shares to whom such Claim applies.

     11.9 Distribution Upon Termination of Escrow Period  Within ten business
          ----------------------------------------------
days following the Release Date, Keynote shall deliver to the Velogic Shareholders all of the Escrow Shares in excess of any amount of Escrow Shares necessary to satisfy any unsatisfied or disputed claims for Special Damages, Shareholder Damages or Damages specified in any Notice of Claim delivered to one of the Representatives before the Release Date. As soon as all such claims have been resolved, Keynote shall deliver to the Velogic Shareholders all remaining Escrow Shares not required to satisfy such claims.

                                  ARTICLE 12
                              Registration Rights

     12.1 Certain Definitions.  For purposes of this Article 12:
          -------------------

          (a)  Registration. The terms "register," "registered" and
               ------------
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

          (b)  Registrable Securities. The term "Registrable Securities" means
               ----------------------
(i) the shares of Keynote Common Stock that are issued to the Velogic Shareholders in the Merger pursuant to Section 2.1.2 hereof, and (ii) any shares of Keynote Common Stock that may be issued as a dividend or other distribution (including shares of Keynote Common Stock issued in a subdivision and split of Keynote's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of Keynote Common Stock described in clauses (i) or (ii) of this Section 12.1(b); excluding in all cases, however, from the definition of
                         ---------
"Registrable Securities" any such shares that are: (w) registered under the Securities Act other than pursuant to a registration statement filed pursuant to this Agreement; (x) sold by a person in a transaction in which rights under this Agreement with respect to such shares are not assigned in accordance with the terms of this Agreement; (y) sold pursuant to a registration statement filed pursuant to this Agreement; or (z) sold pursuant to Rule 144 promulgated under the Securities Act or otherwise sold to the public. Only shares of Keynote Common Stock shall be Registrable Securities. Except as provided in clause (iii) of the first sentence of this Section 12.1(b), without limitation, the term "Registrable Securities" does not include any shares of Keynote Common Stock that were not issued in connection with the Merger.

          (c)  Holder. The term "Holder" means a Velogic Shareholder who is the
               ------
original holder of any Registrable Securities or any assignee of record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

          (d)  Form S-3. The term "Form S-3" means a registration statement
               --------
filed under Form S-3 under the Securities Act, as such is in effect at the Effective Time, or any successor form of registration statement under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by Keynote with the SEC.

          (e)  Rule 415. The term "Rule 415" means Rule 415 promulgated under
               --------
the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

     12.2 Form S-3 Shelf Registration.
          ---------------------------

          (a)  Filing and Registration Period. Subject to the terms and
               ------------------------------
conditions of this Agreement, on October 2, 2000, or as soon as practicable thereafter, in the case such filing is delayed by circumstances beyond Keynote's control, and consistent with the requirements of applicable law, Keynote shall prepare and file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities (the "Shelf Registration"). Keynote shall use commercially reasonable efforts to have such Shelf Registration declared effective as soon as practicable after its filing and to keep the Shelf Registration continuously effective under the Securities Act for a continuous period of time (such period of time being hereinafter called the "Registration Period") commencing on the date the Shelf Registration is declared effective under the Securities Act by the SEC (the "Date of Effectiveness") and ending on the date that is the first anniversary of the Effective Time of the Merger. Keynote shall have no duty or obligation to keep the Shelf Registration effective after the expiration of the Registration Period.

          (b)  Supplements and Amendments. During the Registration Period,
               --------------------------
Keynote shall supplement and amend the Shelf Registration, if, as and when required by the Securities Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to Form S-3.

          (c)  Manner of Sales. Any sale of Registrable Securities pursuant to a
               ---------------
Shelf Registration under this Section 12.2 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement for the Shelf Registration, based on information provided by the Selling Holders under Section 12.7 and permitted by such form of registration statement.

          (d)  No Underwritings. No sale of Registrable Securities under any
               ----------------
Shelf Registration effected pursuant to this Section 12.2 may be effected pursuant to any underwritten offering without Keynote's prior written consent, which may be withheld in its sole and absolute discretion. A sale through a broker-dealer on an agency basis or to a market maker shall not be deemed to be an "underwritten offering" within the meaning of the preceding sentence, notwithstanding that the broker-dealer or market maker may be deemed to be an "underwriter" within the meaning of Section 2 of the Securities Act.

          (e)  Trading Window Compliance. The Holders acknowledge that the
               -------------------------
Keynote Insider Trading Compliance Program and Insider Trading Policy, as such may be amended from time to time, a current copy of which has been provided to Velogic prior to the Closing (the "Keynote Trading Policy") requires that those directors, officers, consultants and employees of Keynote and its subsidiaries that Keynote determines to be "Access Personnel" or otherwise subject to the "trading window" and pre-clearance requirements of the Keynote Trading Policy (and members of their immediate families and households) are permitted to effect trades in Keynote securities: (i) only during those specified time periods ("trading windows") in which such persons are permitted to make sales, purchases or other trades in Keynote's securities under the "trading window" provisions of the Keynote Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with Keynote's Insider Trading Compliance Officer. If a Holder is or becomes subject to the "trading window" and/or "pre-clearance" provisions of the Keynote Trading Policy described above, then, notwithstanding anything herein to the contrary, such Holder may sell, transfer and dispose of Registrable Securities only during those trading windows during which such Keynote Access Personnel are permitted to effect trades in Keynote stock under the Keynote Trading Policy and only after pre-clearing such trades with Keynote's Insider Trading Compliance Officer as provided in the Keynote Trading Policy.

     12.3 Limitations. Notwithstanding the provisions of Section 12.2 above,
          -----------
Keynote shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 12.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 12.2 of this Agreement, as applicable:

          (a) if Form S-3 is not then available for such offering by the Holders provided, that if such form is not available, Keynote shall use commercially reasonable efforts to become eligible to use such form and the Registration Period shall be extended for such period of time that such form is not available, but only if all of a Holder's Registrable Securities may not be resold in a three month period pursuant to Rule 144;

          (b) if Keynote shall furnish to the Holders (and all other holders of Keynote's registrable securities) a certificate signed by an officer of Keynote stating that, in the good faith judgment of such officer, it would be detrimental to Keynote and its stockholders for sales under the Registration Statement to occur at such time, due, for example, to the existence of a material development or potential material development involving Keynote which Keynote would be obligated to disclose in the prospectus contained in the Shelf Registration, which disclosure would, in the good faith judgment of such officer, be premature or otherwise inadvisable at such time or would have a material adverse affect upon Keynote and its stockholders, in which event Keynote will have the right to suspend the use of the Registration Statement for a period of not more than sixty days pursuant to this Section 12.3(b), provided that in the event that the Registration Statement is suspended by Keynote pursuant to this Section 12.3(b), then Keynote shall extend the Registration Period hereunder by the number of days that the Registration Statement was suspended;

          (c) if Keynote is acquired and Keynote Common Stock ceases to be publicly traded;

          (d) in any particular jurisdiction in which Keynote would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Keynote is already subject to service of process in such jurisdiction; or

          (e) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or if the manner in which any Registrable Securities are disposed of pursuant to the Shelf Registration is not included within the plan of distribution set forth in the prospectus for the Shelf Registration.

     12.4 Shares Otherwise Eligible for Resale. Notwithstanding anything herein
          ------------------------------------
to the contrary, Keynote shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular
Holder:

          (a) if all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act (or successor provisions), or otherwise;

          (b)  after expiration or termination of the Registration Period.

     12.5 Expenses. Keynote shall pay all expenses incurred in connection with
          --------
any registration effected by Keynote pursuant to this Agreement (excluding brokers' discounts and commissions), including, without limitation, all filing, registration and qualification, printers', legal (including, the reasonable fees and expenses of one counsel for the Holders as a group) and accounting fees.

     12.6 Obligations of Keynote. Subject to Sections 12.2, 12.3 and 12.4 above,
          ----------------------
when required to effect the registration of any Registrable Securities under the terms of this Agreement, Keynote will, as expeditiously as reasonably possible:

          (a) furnish to the Holders such number of copies of the prospectus for the Shelf Registration, including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

          (b) notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such notification in writing promptly (i) when the registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request the SEC or any state securities authority for post-effective amendments and supplements to a registration statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Keynote of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of any determination by Keynote that a post-effective amendment to a registration statement would be appropriate;

          (c) use all reasonable efforts to (i) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as will be reasonably requested by the Holders; provided that Keynote will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless Keynote is already so qualified or subject to service of process, respectively, in such jurisdiction; and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, including the National Association of Securities Dealers as may be necessary by virtue of the business and operations of Keynote; provided that Keynote will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (B) subject itself to taxation in any jurisdiction, or (C) consent to general service of process in any such jurisdiction except as may be required by the Securities Act;

          (d) promptly notify each Holder of Registrable Securities covered by such registration statement, when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, subject to the provisions of this Agreement, at the request of any Holder, prepare and furnish to each Holder of Registrable Securities then outstanding a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary to correct the untrue statement or omission;

          (e) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market and each securities exchange on which similar securities issued by Keynote are then listed; and

          (f) upon the request of any Holder, promptly provide the name, address and other contact information regarding Keynote's transfer agent for the Registrable Securities and the CUSIP number for the Registrable Securities.

     12.7 Furnish Information. It shall be a condition precedent to the
          -------------------
obligations of Keynote to take any action pursuant to this Article 12 that the selling Holders will furnish to Keynote such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

     12.8 Delay of Registration. No Holder will have any right to obtain or seek
          ---------------------
an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     12.9 Indemnification.
          ---------------

          (a)  By Keynote. To the extent permitted by law, Keynote will
               ----------
indemnify, defend and hold harmless each Holder and its directors, officers and each person, if any, who controls Holder with the meaning of the Securities Act, against any losses, claims, damages, or liabilities (joint or several) to which such Holder may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

               (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by Keynote pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (ii) the omission or alleged omission to state in such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

               (iii) any violation or alleged violation by Keynote of the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement; provided, however, that the indemnity agreement contained in this subsection 12.9(a) shall not apply to (A) any losses, claims, damages or liabilities (or actions in respect thereto) insofar as such violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration and (B) amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of Keynote (which consent shall not be unreasonably withheld), nor shall Keynote be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

          (b)  By Selling Holders. To the extent permitted by law, (i) each
               ------------------
selling Holder will indemnify and hold harmless Keynote, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls Keynote within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which Keynote or any such director, officer, controlling person, underwriter or other such Holder may become subject under the Securities, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration;
(ii) and each such Holder will indemnify and reimburse Keynote or any such director, officer, controlling person, underwriter or other Holder for any reasonable attorneys' fees and other expenses reasonably incurred by Keynote or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred. Each selling Holder's liability pursuant to this Section 12.9(b) shall be limited to an amount equal to the net proceeds received by such selling Holder pursuant to sales under the registration statement.

          (c)  Notice. Promptly after receipt by an indemnified party under this
               ------
Section 12.9 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 12.9, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is Keynote, Keynote shall have the right and obligation to control the defense of such action, and if Keynote fails to defend such action it shall indemnify and promptly reimburse the selling Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided, however, that: (i) Keynote shall also have the right, at its option, to assume and control the defense of any action with respect to which Keynote or any person entitled to be indemnified by the selling Holders under Section 12.9(b) is entitled to indemnification from the selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with Keynote and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 12.9, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 12.9.

          (d)  Defect Eliminated in Final Prospectus. The foregoing indemnity
               -------------------------------------
agreements of Keynote and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable Securities under such registration statement occurs (the "Amended Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Amended Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage in the action giving rise to indemnity claims under this Section 12.9, at or prior to the time such action is required by the Securities Act.

          (e)  Survival. The obligations of Keynote and Holders under this
               --------
Section 12.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

     12.10 Duration and Termination of Keynote's Obligations. Keynote will have
           -------------------------------------------------
no obligations pursuant to Section 12.2 of this Agreement to maintain or continue to keep effective any registration or registration statement pursuant hereto: (a) after the expiration or termination of the Registration Period; (b) with respect to a particular Holder if, in the opinion of counsel to Keynote, all such Registrable Securities proposed to be sold by such Holder may be sold in a three (3) month period without registration under the Securities pursuant to Rule 144 promulgated under the Securities or otherwise; or (c) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

     12.11 Assignment. Notwithstanding anything herein to the contrary, the
           ----------
rights of a Holder under Article 12 may be assigned only with Keynote's express prior written consent, which may be withheld in Keynote's sole discretion; provided, however, that the rights of a Holder under Article 12 may be assigned without Keynote's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that the assignee first agrees in writing to be bound by all the obligations of the Holders under this Article 12. Any attempt to assign any rights of a Holder under Article 12 without Keynote's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in
Article 12 by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "Permitted Assignees" for purposes of this Section 12.11: (a) a trust whose beneficiaries consist solely of a Holder and such Holder's immediate family; (b) the personal representative (such as an executor of a Holder's will), custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder; (c) immediate family members of a Holder; (d) partners of a Holder that is a partnership; or (e) members of a Holder that is a limited liability company

                                  ARTICLE 13
                                 Miscellaneous

     13.1 Governing Law. The internal laws of the State of California,
          -------------
irrespective of its choice of law principles, will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto; provided, however, that issues involving the consummation and effects of the Merger shall be governed by the laws of the State of Delaware.

     13.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto
          -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision shall be void.

     13.3 Severability. If any provision of this Agreement, or the application
          ------------
thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     13.4 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     13.5 Other Remedies. Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. Subsequent to the consummation of the Merger, Keynote and Velogic agree that the indemnification and arbitration provisions set forth in Article 11 shall be each such person's sole and exclusive remedy with respect to any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties, covenants or agreements of any such party in this Agreement, other than claims for Special Damages and

Shareholder Damages, provided, that the foregoing shall not limit the parties' respective rights to seek specific performance or other injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

     13.6 Amendment and Waivers. Any term or provision of this Agreement may be
          ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto as provided in this Section at any time before or after approval of this Agreement by the Velogic Shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Velogic Shareholders without obtaining such further approval. At any time prior to the Effective Time, each of Velogic and Keynote, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension will be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     13.7 Expenses. Each party will bear its respective legal, auditors' and
          --------
financial advisors' fees and other expenses incurred with respect to this Agreement, the Merger and the transactions contemplated hereby ("Transaction Expenses"). Notwithstanding the foregoing, if the Merger is consummated, then Keynote will thereafter be entitled to adjust the number of Merger Shares through indemnification from the Escrow Shares in accordance with Section 11.2 for an amount equal to the amount such Transaction Expenses of Velogic exceed the lesser of (i) $400,000 and (ii) Velogic's cash on hand at the Closing (such amount, "Excess Transaction Expenses").

     13.8 Attorneys' Fees. Should suit or arbitration be brought to enforce or
          ---------------
interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     13.9 Notices. All notices and other communications required or permitted
          -------
under this Agreement will be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this
Section:

               If to Keynote:
               Keynote Systems, Inc.
               2855 Campus Drive
               San Mateo, CA 94403
               Attention: John Flavio
               Fax Number: (650) 522-1099
               with copies to:
               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, CA 94306
               Attention: Matthew Quilter
               Fax Number: (650) 494-1417
               If to Velogic:
               Velogic, Inc.
               1259 Oakmead Parkway
               Sunnyvale, CA 94086
               Attention: Alberto Savoia
               Fax Number: (408) 617-0336
               with a copy to:
               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, CA 94304
               Attention: Robert Jack
               Fax Number: (650) 493-6811

     or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.9.

     13.10 Construction of Agreement. This Agreement has been negotiated by the
           -------------------------
respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. Unless otherwise indicated, the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Each reference herein to a law, statute, regulation, document or agreement shall be deemed in each case to include all amendments thereto.

     13.11 No Joint Venture. Nothing contained in this Agreement will be deemed
           ----------------
or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other party. No party will hold itself out as having any authority or relationship in contravention of this Section.

     13.12 Further Assurances. Each party agrees to cooperate fully with the
           ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     13.13 Third Party Beneficiary Rights. No provisions of this Agreement are
           ------------------------------
intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     13.14 Public Announcement. Upon the closing of the transaction contemplated
           -------------------
by this Agreement, Keynote and Velogic will issue a press release approved by both parties announcing the Merger. Keynote may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules. Prior to the publication of such mutually agreed press release, neither party will make any public announcement relating to this Agreement or the transactions contemplated hereby (except as may be required by law) and Velogic will use its reasonable efforts to prevent any trading in Keynote Common Stock by its officers, directors, employees, shareholders and agents. Neither Keynote nor Velogic will make any disclosures regarding this Agreement or the Merger that would jeopardize Keynote's ability to timely and lawfully issue the shares of Keynote Common Stock in the Merger pursuant to the exemptions described in Section 2.7.

     13.15 Disclosure Letter. The Velogic Disclosure Letter shall be arranged in
           -----------------
separate parts corresponding to the numbered and lettered sections contained in
Article 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article 3, and shall not be deemed to relate to or to qualify any other representation or warranty unless the applicability to such other section is obvious from the disclosure.

     13.16 Confidentiality. Velogic and Keynote each confirm that they have
           ---------------
entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement (except that Keynote will cease to be bound by the Confidentiality Agreement after the Merger becomes effective). If this Agreement is terminated, the Confidentiality Agreement shall remain in full force and effect and all copies of documents containing confidential information of a disclosing party will be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

     13.17 Entire Agreement. This Agreement and the exhibits hereto constitute
           ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
Keynote Systems, Inc.                    Velogic, Inc.

By: /s/ John Flavio                      By: /s/ Luigi A. Pio Di Savoia
   -----------------------------------      ------------------------------------
Name:   John Flavio                      Name:   Luigi A. Pio Di  Savoia
     ---------------------------------        ----------------------------------
Title: Vice President Finance, Chief     Title: Chief Technology Officer
      --------------------------------         ---------------------------------
       Financial Officer and Secretary
      --------------------------------


Roadrunner Acquisition Corporation

By: /s/ John Flavio
   -----------------------------------
Name:   John Flavio
     ---------------------------------
Title: President
      --------------------------------

Representative

/s/ Lorainne S. Fox
-----------------------------
Lorainne S. Fox


-----------------------------

Crescendo Ventures
-----------------------------


Representative

/s/ Steven Baloff
-----------------------------
Steven Baloff




           [Signature Page to Agreement and Plan of Reorganization]

                         List of Exhibits and Schedule

Exhibits:
--------
Exhibits A-1 and A-2           Certificates of Merger
Exhibit B                      Voting Agreement
Exhibit C                      Opinion of Fenwick & West LLP
Exhibit D                      Opinion of Wilson Sonsini Goodrich & Rosati PC
Exhibit E                      Investment Representation Letter
Exhibits F-1 and F-2           Form of Employment Agreement and Offer Letter
Exhibit G                      Escrow Agreement

Schedule:
--------
Schedule 2.1.2                 Calculation of Earnout